                                                                     Exhibit 4.1

================================================================================

                                   UGS CORP.,
                                 as the Issuer,

                           the Guarantors named herein

                                       and

                         U.S. BANK NATIONAL ASSOCIATION,
                                   as Trustee

                            -------------------------

                                    INDENTURE

                            -------------------------

                            Dated as of May 27, 2004

                            -------------------------

                     10% Senior Subordinated Notes due 2012

================================================================================

                              CROSS-REFERENCE TABLE

  TIA                                                                               Indenture
Section                                                                              Section
-------                                                                             ---------
310(a)(1)..................................................................         7.10
      (a)(2)...............................................................         7.10
      (a)(3)...............................................................         N.A.
      (a)(4)...............................................................         N.A.
      (a)(5)...............................................................         7.08; 7.10
      (b)..................................................................         7.08; 7.10; 12.02
      (c)..................................................................         N.A.
311(a).....................................................................         7.11
      (b)..................................................................         7.11
      (c)..................................................................         N.A.
      312(a)...............................................................         2.04
      (b)..................................................................         12.03
      (c)..................................................................         12.03
313(a).....................................................................         7.06
      (b)(1)...............................................................         7.06
      (b)(2)...............................................................         7.06
      (c)..................................................................         7.06; 12.02
      (d)..................................................................         7.06
314(a).....................................................................         4.06; 4.17
      (b)..................................................................         N.A.
      (c)(1)...............................................................         7.02; 12.04; 12.05
      (c)(2)...............................................................         7.02; 12.04; 12.05
      (c)(3)...............................................................         N.A.
      (d)..................................................................         N.A.
      (e)..................................................................         12.05
      (f)..................................................................         N.A.
315(a).....................................................................         7.01(b)
      (b)..................................................................         7.05
      (c)..................................................................         7.01
      (d)..................................................................         6.05; 7.01(c)
      (e)..................................................................         6.11
316(a)(last sentence)......................................................         2.08
      (a)(1)(A)............................................................         6.02
      (a)(1)(B)............................................................         6.04
      (a)(2)...............................................................         9.02
      (b)..................................................................         6.07
      (c)..................................................................         9.05
317(a)(1)..................................................................         6.08
      (a)(2)...............................................................         6.09
      (b)..................................................................         2.03
318(a).....................................................................         12.01
      (c)..................................................................         12.01

----------

N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

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                                                                                                            ----
                                              ARTICLE ONE

                              DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.     DEFINITIONS..........................................................................       1
SECTION 1.02.     OTHER DEFINITIONS....................................................................      34
SECTION 1.03.     INCORPORATION BY REFERENCE OF TIA....................................................      36
SECTION 1.04.     RULES OF CONSTRUCTION................................................................      37

                                              ARTICLE TWO

                                            THE SECURITIES

SECTION 2.01.     FORM, DATING AND TERMS...............................................................      38
SECTION 2.02.     EXECUTION AND AUTHENTICATION.........................................................      44
SECTION 2.03.     REGISTRAR AND PAYING AGENT...........................................................      45
SECTION 2.04.     PAYING AGENT TO HOLD ASSETS IN TRUST.................................................      46
SECTION 2.05.     HOLDER LISTS.........................................................................      47
SECTION 2.06.     TRANSFER AND EXCHANGE................................................................      47
SECTION 2.07.     REPLACEMENT SECURITIES...............................................................      50
SECTION 2.08.     OUTSTANDING SECURITIES...............................................................      51
SECTION 2.09.     TREASURY SECURITIES..................................................................      51
SECTION 2.10.     TEMPORARY SECURITIES.................................................................      52
SECTION 2.11.     CANCELLATION.........................................................................      52
SECTION 2.12.     DEFAULTED INTEREST...................................................................      52
SECTION 2.13.     CUSIP, ISIN AND "COMMON CODE" NUMBERS................................................      53
SECTION 2.14.     DEPOSIT OF MONEYS....................................................................      53
SECTION 2.15.     COMPUTATION OF INTEREST..............................................................      53
SECTION 2.16.     CALCULATION OF PRINCIPAL AMOUNT OF SECURITIES........................................      54

                                             ARTICLE THREE

                                              REDEMPTION

SECTION 3.01.     NOTICES TO TRUSTEE...................................................................      54
SECTION 3.02.     SELECTION OF SECURITIES TO BE REDEEMED...............................................      54
SECTION 3.03.     NOTICE OF REDEMPTION.................................................................      55
SECTION 3.04.     EFFECT OF NOTICE OF REDEMPTION.......................................................      56
SECTION 3.05.     DEPOSIT OF REDEMPTION PRICE..........................................................      56
SECTION 3.06.     SECURITIES REDEEMED IN PART..........................................................      57

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                                             ARTICLE FOUR

                                               COVENANTS

SECTION 4.01.     PAYMENT OF SECURITIES................................................................      57
SECTION 4.02.     MAINTENANCE OF OFFICE OR AGENCY......................................................      57
SECTION 4.03.     CORPORATE EXISTENCE..................................................................      58
SECTION 4.04.     PAYMENT OF TAXES AND OTHER CLAIMS....................................................      58
SECTION 4.05.     MAINTENANCE OF PROPERTIES AND INSURANCE..............................................      58
SECTION 4.06.     COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT............................................      59
SECTION 4.07.     COMPLIANCE WITH LAWS.................................................................      59
SECTION 4.08.     WAIVER OF STAY, EXTENSION OR USURY LAWS..............................................      59
SECTION 4.09.     CHANGE OF CONTROL....................................................................      60
SECTION 4.10.     INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK...........................      62
SECTION 4.11.     RESTRICTED PAYMENTS..................................................................      67
SECTION 4.12.     LIENS................................................................................      74
SECTION 4.13.     ASSET SALES..........................................................................      75
SECTION 4.14.     TRANSACTIONS WITH AFFILIATES.........................................................      79
SECTION 4.15.     DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.......................      81
SECTION 4.16.     ADDITIONAL SUBSIDIARY GUARANTEES.....................................................      83
SECTION 4.17.     REPORTS TO HOLDERS...................................................................      84
SECTION 4.18.     LIMITATION ON LAYERING...............................................................      85
SECTION 4.19.     BUSINESS ACTIVITIES..................................................................      85
SECTION 4.20.     PAYMENTS FOR CONSENT.................................................................      85

                                             ARTICLE FIVE

                                         SUCCESSOR CORPORATION

SECTION 5.01.     MERGER, CONSOLIDATION, OR SALE OF ASSETS.............................................      86

                                              ARTICLE SIX

                                         DEFAULT AND REMEDIES

SECTION 6.01.     EVENTS OF DEFAULT....................................................................      87
SECTION 6.02.     ACCELERATION.........................................................................      89
SECTION 6.03.     OTHER REMEDIES.......................................................................      90
SECTION 6.04.     WAIVER OF DEFAULTS...................................................................      91
SECTION 6.05.     CONTROL BY MAJORITY..................................................................      91
SECTION 6.06.     LIMITATION ON SUITS..................................................................      92


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
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SECTION 6.07.     RIGHTS OF HOLDERS TO RECEIVE PAYMENT.................................................      92
SECTION 6.08.     COLLECTION SUIT BY TRUSTEE...........................................................      92
SECTION 6.09.     TRUSTEE MAY FILE PROOFS OF CLAIM.....................................................      93
SECTION 6.10.     PRIORITIES...........................................................................      93
SECTION 6.11.     UNDERTAKING FOR COSTS................................................................      94

                                             ARTICLE SEVEN

                                                TRUSTEE

SECTION 7.01.     DUTIES OF TRUSTEE....................................................................      94
SECTION 7.02.     RIGHTS OF TRUSTEE....................................................................      95
SECTION 7.03.     INDIVIDUAL RIGHTS OF TRUSTEE.........................................................      97
SECTION 7.04.     TRUSTEE'S DISCLAIMER.................................................................      97
SECTION 7.05.     NOTICE OF DEFAULT....................................................................      97
SECTION 7.06.     REPORTS BY TRUSTEE TO HOLDERS........................................................      98
SECTION 7.07.     COMPENSATION AND INDEMNITY...........................................................      98
SECTION 7.08.     REPLACEMENT OF TRUSTEE...............................................................      99
SECTION 7.09.     SUCCESSOR TRUSTEE BY MERGER, ETC.....................................................     100
SECTION 7.10.     ELIGIBILITY; DISQUALIFICATION........................................................     100
SECTION 7.11.     PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE ISSUER.................................     101

                                             ARTICLE EIGHT

                                  DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.     TERMINATION OF THE ISSUER'S OBLIGATIONS..............................................     101
SECTION 8.02.     LEGAL DEFEASANCE AND COVENANT DEFEASANCE.............................................     103
SECTION 8.03.     CONDITIONS TO LEGAL DEFEASANCE OR COVENANT DEFEASANCE................................     104
SECTION 8.04.     APPLICATION OF TRUST MONEY...........................................................     105
SECTION 8.05.     REPAYMENT TO THE ISSUER..............................................................     106
SECTION 8.06.     REINSTATEMENT........................................................................     106

                                             ARTICLE NINE

                                  AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.     WITHOUT CONSENT OF HOLDERS...........................................................     107
SECTION 9.02.     WITH CONSENT OF HOLDERS..............................................................     108
SECTION 9.03.     EFFECT ON SENIOR DEBT................................................................     109
SECTION 9.04.     COMPLIANCE WITH TIA..................................................................     109

                                                                                                            Page
                                                                                                            ----
SECTION 9.05.     REVOCATION AND EFFECT OF CONSENTS....................................................     109
SECTION 9.06.     NOTATION ON OR EXCHANGE OF SECURITIES................................................     110
SECTION 9.07.     TRUSTEE TO SIGN AMENDMENTS, ETC......................................................     110

                                              ARTICLE TEN

                                      SUBORDINATION OF SECURITIES

SECTION 10.01.    SECURITIES SUBORDINATED TO SENIOR DEBT...............................................     111
SECTION 10.02.    SUSPENSION OF PAYMENT WHEN DESIGNATED SENIOR DEBT IS IN DEFAULT......................     111
SECTION 10.03.    SECURITIES SUBORDINATED TO PRIOR PAYMENT OF ALL SENIOR DEBT ON
                      DISSOLUTION, LIQUIDATION OR REORGANIZATION OF THE ISSUER.........................     113
SECTION 10.04.    PAYMENTS MAY BE MADE PRIOR TO DISSOLUTION............................................     114
SECTION 10.05.    HOLDERS TO BE SUBROGATED TO RIGHTS OF HOLDERS OF SENIOR DEBT.........................     115
SECTION 10.06.    OBLIGATIONS OF THE ISSUER UNCONDITIONAL..............................................     115
SECTION 10.07.    NOTICE TO TRUSTEE....................................................................     116
SECTION 10.08.    RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.......................     116
SECTION 10.09.    TRUSTEE'S RELATION TO SENIOR DEBT....................................................     116
SECTION 10.10.    SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR
                      OMISSIONS OF THE ISSUER OR HOLDERS OF SENIOR DEBT................................     117
SECTION 10.11.    SECURITYHOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION OF SECURITIES..........     117
SECTION 10.12.    THIS ARTICLE TEN NOT TO PREVENT EVENTS OF DEFAULT....................................     118
SECTION 10.13.    TRUSTEE'S COMPENSATION NOT PREJUDICED................................................     118

                                            ARTICLE ELEVEN

                                              GUARANTEES

SECTION 11.01.    UNCONDITIONAL GUARANTEE..............................................................     118
SECTION 11.02.    SUBORDINATION OF GUARANTEE...........................................................     120
SECTION 11.03.    LIMITATION ON GUARANTOR LIABILITY....................................................     120
SECTION 11.04.    EXECUTION AND DELIVERY OF GUARANTEE FOR FUTURE GUARANTORS............................     120
SECTION 11.05.    RELEASE OF A GUARANTOR...............................................................     121
SECTION 11.06.    WAIVER OF SUBROGATION................................................................     123
SECTION 11.07.    IMMEDIATE PAYMENT....................................................................     123

                                                                                                            Page
                                                                                                            ----
SECTION 11.08.    NO SETOFF............................................................................     123
SECTION 11.09.    GUARANTEE OBLIGATIONS ABSOLUTE.......................................................     123
SECTION 11.10.    GUARANTEE OBLIGATIONS CONTINUING.....................................................     124
SECTION 11.11.    GUARANTEE OBLIGATIONS NOT REDUCED....................................................     124
SECTION 11.12.    GUARANTEE OBLIGATIONS REINSTATED.....................................................     124
SECTION 11.13.    GUARANTEE OBLIGATIONS NOT AFFECTED...................................................     124
SECTION 11.14.    WAIVER...............................................................................     126
SECTION 11.15.    NO OBLIGATION TO TAKE ACTION AGAINST THE ISSUER......................................     126
SECTION 11.16.    DEALING WITH THE ISSUER AND OTHERS...................................................     126
SECTION 11.17.    DEFAULT AND ENFORCEMENT..............................................................     127
SECTION 11.18.    AMENDMENT, ETC.......................................................................     127
SECTION 11.19.    ACKNOWLEDGMENT.......................................................................     127
SECTION 11.20.    COSTS AND EXPENSES...................................................................     127
SECTION 11.21.    NO MERGER OR WAIVER; CUMULATIVE REMEDIES.............................................     127
SECTION 11.22.    GUARANTEE IN ADDITION TO OTHER GUARANTEE OBLIGATIONS.................................     128
SECTION 11.23.    SEVERABILITY.........................................................................     128
SECTION 11.24.    SUCCESSORS AND ASSIGNS...............................................................     128

                                            ARTICLE TWELVE

                                             MISCELLANEOUS

SECTION 12.01.    TIA CONTROLS.........................................................................     128
SECTION 12.02.    NOTICES..............................................................................     128
SECTION 12.03.    COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.........................................     130
SECTION 12.04.    CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT...................................     130
SECTION 12.05.    STATEMENTS REQUIRED IN CERTIFICATE OR OPINION........................................     130
SECTION 12.06.    RULES BY TRUSTEE, PAYING AGENT, REGISTRAR............................................     131
SECTION 12.07.    LEGAL HOLIDAYS.......................................................................     131
SECTION 12.08.    GOVERNING LAW........................................................................     131
SECTION 12.09.    NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS........................................     131
SECTION 12.10.    NO RECOURSE AGAINST OTHERS...........................................................     131
SECTION 12.11.    SUCCESSORS...........................................................................     131
SECTION 12.12.    DUPLICATE ORIGINALS..................................................................     132
SECTION 12.13.    SEVERABILITY.........................................................................     132

Signatures.............................................................................................     S-1

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                                                                                                            ----
                                                EXHIBITS

Exhibit A    -     Form of Initial Security..............................................................   A-1
Exhibit B    -     Form of Legend for 144A Securities and Other Securities That Are Restricted
                   Securities............................................................................   B-1
Exhibit C    -     Form of Legend for Regulation S Security..............................................   C-1
Exhibit D    -     Form of Legend for Global Security....................................................   D-1
Exhibit E    -     Form of Non-Distribution Letter for Institutional Accredited Investors................   E-1
Exhibit F    -     Form of Certificate To Be Delivered in Connection with Transfers Pursuant to
                   Regulation S..........................................................................   F-1
Exhibit G    -     Form of Indenture Supplement to add Securities Guarantor..............................   G-1

Note: This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

            INDENTURE dated as of May 27, 2004 between UGS CORP., a Delaware corporation (the "ISSUER"), as issuer, the Guarantors (as defined herein) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the "TRUSTEE").

            For and in consideration of the premises and the purchase of the Securities by the Holders thereof, each party hereto covenants and agrees as follows for the benefit of the other parties and for the equal and ratable benefit of all Holders of (i) the Issuer's 10% Senior Subordinated Notes, Series A, due 2012, issued on the date hereof and the guarantees thereof by certain of the Issuer's subsidiaries (the "INITIAL SECURITIES"), (ii) if and when issued, an unlimited principal amount of additional 10% Senior Subordinated Notes, Series A, due 2012 in a non-registered offering or 10% Senior Subordinated Notes, Series B, due 2012 in a registered offering of the Issuer, and the guarantees thereof by certain of the Issuer's subsidiaries that may be offered from time to time subsequent to the Issue Date (the "ADDITIONAL SECURITIES") and
(iii) if and when issued, the Issuer's 10% Senior Subordinated Notes, Series B, due 2012 and the guarantees thereof by certain of the Issuer's subsidiaries that may be issued from time to time in exchange for Initial Securities or any Additional Securities in an offer registered under the Securities Act as provided in a Registration Rights Agreement (as hereinafter defined, the "EXCHANGE SECURITIES," and together with the Initial Securities and Additional Securities, the "SECURITIES").

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

            Set forth below are certain defined terms used in this Indenture.

            "ACQUIRED DEBT" means, with respect to any specified Person:

            (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

            (2) Indebtedness secured by an existing Lien encumbering any asset acquired by such specified Person.

            "ADDITIONAL INTEREST" has the meaning set forth in the Registration Rights Agreement.

            "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

            "AGENT" means any Registrar, Paying Agent or co-Registrar.

            "AMEND" means amend, modify, supplement, restate or amend and restate, including successively; and "AMENDING" and "AMENDED" have correlative meanings.

            "ASSET" means any asset or property, whether real, personal or other, tangible or intangible.

            "ASSET SALE" means (i) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a sale and leaseback) of the Issuer or any Restricted Subsidiary (each referred to in this definition as a "DISPOSITION") or (ii) the issuance or sale of Equity Interests of any Restricted Subsidiary (whether in a single transaction or a series of related transactions) (other than directors' qualifying shares and shares issued to foreign nationals under applicable law), in each case, other than:

            (1) a disposition of Cash Equivalents or obsolete or worn out property or equipment in the ordinary course of business or inventory (or other assets) held for sale in the ordinary course of business and dispositions of property no longer used or useful in the conduct of business of the Issuer and its Restricted Subsidiaries;

            (2) the disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control pursuant to this Indenture;

            (3)   the granting of a Lien permitted by Section 4.12;

            (4) for purposes of Section 4.13 only, the making of a Permitted Investment (other than a Permitted Investment to the extent such transaction results in the receipt of cash or Cash Equivalents by the Issuer or its Restricted Subsidiaries) or a disposition subject to Section 4.11;

            (5) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $2.5 million;

            (6) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to another Restricted Subsidiary;

            (7) the lease, assignment, sublease, license or sublicense of any real or personal property in the ordinary course of business;

            (8) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary (with the exception of Investments in Unrestricted Subsidiaries acquired pursuant to clauses (10) or (16) of the definition of "Permitted Investments" or clause (7) of
      Section 4.11(b));

            (9)   foreclosures on assets;

            (10) disposition of an account receivable in connection with the collection or compromise thereof; and

            (11) the issuance by a Restricted Subsidiary of Preferred Stock that is permitted by Section 4.10.

            "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

            "BENEFICIAL OWNER" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "BENEFICIALLY OWNS" and "BENEFICIALLY OWNED" have a corresponding meaning.

            "BOARD OF DIRECTORS" means:

            (1) with respect to a corporation, the board of directors of the corporation;

            (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

            (3) with respect to any other Person, the board or committee of such Person serving a similar function.

            "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors (or a duly authorized committee thereof) of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "BUSINESS DAY" means any day other than a Saturday, Sunday or any other day on which banking institutions in the City of New York are required or authorized by law or other governmental action to be closed.

            "CAPITAL STOCK" means:

            (1)   in the case of a corporation, capital stock;

            (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

            (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

            (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

            "CAPITALIZED LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

            "CASH CONTRIBUTION AMOUNT" means the aggregate amount of cash contributions made to the capital of the Issuer or any Guarantor described in the definition of "Contribution Indebtedness."

            "CASH EQUIVALENTS" means:

            (1) U.S. dollars, or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

            (2) securities issued or directly and fully and unconditionally guaranteed or insured by the government or any agency or instrumentality of the United States or any member nation of the European Union having maturities of not more than 12 months from the date of acquisition;

            (3) certificates of deposit, time deposits and eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers' acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any commercial bank having capital and surplus in excess of $500,000,000;

            (4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

            (5) commercial paper maturing within 12 months after the date of acquisition and having a rating of at least A-1 from Moody's or P-1 from S & P;

            (6) readily marketable direct obligations issued by any state of the United States or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P with maturities of 12 months or less from the date of acquisition;

            (7)   instruments equivalent to those referred to in clauses (1) to
      (6) above denominated in Euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction; and

            (8) investment in funds which invest substantially all of their assets in Cash Equivalents of the kinds described in clauses (1) through
      (7) of this definition.

            "CHANGE OF CONTROL" means the occurrence of any of the following:

            (1) the sale, lease, transfer or other conveyance, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than one or more Permitted Holders;

            (2) the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the

      Exchange Act, or any successor provision), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent corporations; or

            (3) (A) prior to the first public offering of common stock of either Holdco or the Issuer, the first day on which the Board of Directors of Holdco or the Issuer shall cease to consist of a majority of directors who (i) were members of the Board of Directors of Holdco or the Issuer on the Issue Date or (ii) were either (x) nominated for election by the Board of Directors of Holdco or the Issuer, a majority of whom were directors on the Issue Date or whose election or nomination for election was previously approved by a majority of such directors or who were designated or appointed pursuant to clause (y) below, or (y) designated or appointed by a Permitted Holder (each of the directors selected pursuant to clauses
      (A)(i) and (A)(ii), "CONTINUING DIRECTORS") and (B) after the first public offering of common stock of either Holdco or the Issuer, (i) if such public offering is of Holdco common stock, the first day on which a majority of the members of the Board of Directors of Holdco are not Continuing Directors or (ii) if such public offering is of the Issuer's common stock, the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors.

            "CODE" means the United States Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect on the Issue Date, and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

            "COMMISSION" means the Securities and Exchange Commission.

            "CONSOLIDATED DEPRECIATION AND AMORTIZATION EXPENSE" means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees and the amortization of capitalized software costs, and other noncash charges (excluding any noncash item that represents an accrual or reserve for a cash expenditure for a future period), of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

            "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the sum, without duplication, of: (a) consolidated interest expense of such Person and its Restricted Subsidiaries for such period (including amortization of original issue discount, noncash interest payments (other than imputed interest as a result of purchase accounting), the interest component of Capitalized Lease Obligations, net payments (if any) pursuant to interest rate Hedging Obligations, but excluding amortization of deferred financing fees or expensing of any bridge or other financing fees relating to the Specified Financings) and

(b) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, less (c) interest income actually received in cash for such period.

            "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that

            (1) any net after-tax extraordinary, unusual or nonrecurring gains, losses or expenses (including, without limitation, expenses related to the Transactions, severance, relocation, facilities consolidation, retention bonuses and other restructuring costs) shall be excluded;

            (2) the Net Income for such period shall not include the cumulative effect of a change in accounting principle(s);

            (3) any net after-tax gains or losses attributable to asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors of the Issuer) shall be excluded;

            (4) the Net Income for such period of any Person that is not a Subsidiary, or that is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that, to the extent not already included, Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

            (5) the Net Income for such period of any Restricted Subsidiary (other than a Guarantor) shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not permitted at the date of determination without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to such Person or a Restricted Subsidiary thereof (subject to the provisions of this clause (5)) in respect of such period, to the extent not already included therein, and provided further, that such Restricted Subsidiary may agree to restrict its ability to declare dividends or similar distributions without excluding the net income of such Restricted Subsidiary from Consolidated Net Income if (a) the agreement that restricts such ability relates to Permitted Debt described in clause (18) of that definition, (b) the proceeds thereof are used, directly or indirectly through intercompany transfers, to permanently repay Senior Debt, Guarantor Senior Debt or the Securities, and (c) the net income of such Restricted Subsidiary, together with the net income of each other Restricted Subsidiary subject to a similar restriction, does not exceed 10% of Consolidated Net Income for the most recent four fiscal quarters on a pro forma basis;

            (6) any noncash impairment charges resulting from the application of Statements of Financial Accounting Standards No. 142 and No. 144 and the amortization of intangibles arising pursuant to Statement of Financial Accounting Standards No. 141 shall be excluded;

            (7) noncash compensation charges, including any such charges arising from stock options, restricted stock grants or other equity-incentive programs shall be excluded;

            (8) any net after-tax gains or losses attributable to the early extinguishment of Indebtedness shall be excluded;

            (9) inventory purchase accounting adjustments and amortization, impairment and other charges (including the write-off of in-process research and development) resulting from other purchase accounting adjustments with respect to the Transactions or any other acquisition transaction shall be excluded;

            (10) the deferred revenue eliminated as a consequence of the application of purchase accounting adjustments due to the Transactions shall be included for the fiscal periods that such revenue would otherwise have been recognized;

            (11) noncash income or charges resulting from mark-to-market accounting under Financial Accounting Standard No. 52 relating to Indebtedness denominated in foreign currencies shall be excluded;

            (12) the effect of a change in the practice by the Issuer with respect to Statement of Financial Accounting Standard No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" shall be excluded; and

            (13) unrealized gains and losses from Hedging Obligations used to offset foreign exchange currency balance sheet exposures shall be excluded.

            Notwithstanding the foregoing, for the purpose of Section 4.11 only (other than clause (3)(d) of subsection (a) thereof), there),shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments made by the Issuer and the Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer and any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under clause (3)(d) of Section 4.11(a).

            "CONTINGENT OBLIGATIONS" means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or
(B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

            "CONTRIBUTION INDEBTEDNESS" means Indebtedness of the Issuer or any Guarantor in an aggregate principal amount not greater than twice the aggregate amount of cash contributions (other than Excluded Contributions and amounts applied to make a Restricted Payment in accordance with clause (2) of Section 4.11(b)) made to the capital of the Issuer or such Guarantor after the Issue Date; provided that such Contribution Indebtedness:

            (1) if the aggregate principal amount of such Contribution Indebtedness is greater than one times such cash contributions to the capital of the Issuer or such Guarantor, as applicable, the amount of such excess shall be (A) (x) Subordinated Indebtedness (other than Secured Indebtedness) or (y) Indebtedness that ranks pari passu with the Securities (other than Secured Indebtedness) and (B) Indebtedness with a Stated Maturity later than the Stated Maturity of the Securities, and

            (2) (a) is incurred within 180 days after the making of such cash contributions and (b) is so designated as Contribution Indebtedness pursuant to an Officers' Certificate on the date of the incurrence thereof.

            "CORPORATE TRUST OFFICE" means the corporate trust office of the Trustee located at 60 Livingston Avenue, EP-MN-WS3C, St. Paul, MN 55107-2292,
Attention: Corporate Trust Administration, or such other office, designated by the Trustee by written notice to the Issuer, at which at any particular time its corporate trust business shall be administered.

            "CREDIT AGREEMENT" means that certain Credit Agreement, dated as of May 27, 2004, by and among the Issuer, UGS Holdings, Inc., the other borrowers from time to time party thereto, including certain Foreign Subsidiaries, J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Bookrunners, Citicorp North America, Inc., as Syndication Agent, Morgan Stanley Senior Funding, Inc. and Wells Fargo Foothill, LLC, as Co-Documentation Agents, and JPMorgan Chase Bank, as Administrative Agent, and the lenders party thereto from time to time, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, supplemented, modified, renewed, increased, refunded, replaced or refinanced from time to time in one or more agreements or indentures (in each case with the same or new lenders or institutional investors), including any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof.

            "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

            "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

            "DEPOSITARY" shall mean The Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.

            "DESIGNATED NONCASH CONSIDERATION" means the fair market value of noncash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale, redemption or payment of, on or with respect to such Designated Noncash Consideration.

            "DESIGNATED PREFERRED STOCK" means Preferred Stock of the Issuer or any direct or indirect parent company of the Issuer (other than Disqualified Stock) that is issued for cash (other than to the Issuer or any of its Subsidiaries or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers' Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of Section 4.11(a). The preferred stock issued by UGS Capital Corp. II in connection with the Transactions shall not be deemed Designated Preferred Stock.

            "DESIGNATED SENIOR DEBT" means:

            (1) any Indebtedness outstanding under the Credit Agreement; and

            (2) any other Senior Debt permitted under this Indenture the principal amount of which is $25.0 million or more and that has been designated by the Issuer in the instrument evidencing that Senior Debt as "Designated Senior Debt."

            "DISQUALIFIED STOCK" means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is putable or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Issuer or a Restricted Subsidiary) in each case prior to the date 91 days after the earlier of the final maturity date of the Securities or the date the Securities are no longer outstanding; provided, however, that (x) if such Capital Stock is issued to any plan for the benefit of employees of Holdco or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Holdco or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations and (y) such Capital Stock shall not constitute Disqualified Stock if such Capital Stock matures or is mandatorily redeemable or is redeemable at the option of the holders thereof as a result of a change of control or asset sale if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) provide that the Issuer may not repurchase or redeem any such Capital Stock (and all securities into which it is convertible or for which it is exchangeable) pursuant to such provision prior to compliance by the Issuer with Section 4.09 and Section 4.13 and such repurchase or redemption complies with Section 4.11.

            "DOMESTIC SUBSIDIARY" means any Subsidiary of the Issuer that was formed under the laws of the United States, any state of the United States, the District of Columbia or any territory of the United States.

            "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication,

            (1) provision for taxes based on income or profits, plus franchise or similar taxes of such Person for such period deducted in computing Consolidated Net Income, plus

            (2) Consolidated Interest Expense of such Person for such period to the extent the same was deducted in calculating such Consolidated Net Income, plus

            (3) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization were deducted in computing Consolidated Net Income, plus

            (4) any expenses or charges related to any Equity Offering, Permitted Investment, acquisition, recapitalization or Indebtedness permitted to be incurred under this Indenture (in each case whether or not consummated) or to the Transactions and, in each case, deducted in such period in computing Consolidated Net Income, plus

            (5) without duplication, any other noncash charges (including any impairment charges) reducing Consolidated Net Income for such period (excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period), plus

            (6) the deferred revenue eliminated as a consequence of the application of purchase accounting adjustments as a consequence of acquisitions (after the Issue Date) shall be included for the fiscal periods that such revenue would otherwise have been recognized, plus

            (7) the amount of management, monitoring, consulting and advisory fees and related expenses paid to the Sponsors and their Affiliates (other than portfolio companies) (or any accruals relating to such fees and related expenses) during such period; provided that such amount shall not exceed $3.0 million in any four-quarter period, less

            (8) without duplication, noncash items increasing Consolidated Net Income of such Person for such period (excluding any items which represent the reversal of any accrual of, or reserve for, anticipated cash charges or asset valuation adjustments made in any prior period).

            "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

            "EQUITY OFFERING" means any public or private sale of common stock or Preferred Stock of the Issuer or any of its direct or indirect parent corporations (excluding Disqualified Stock), other than (i) public offerings with respect to common stock of the Issuer or of any direct or indirect parent corporation of the Issuer registered on Form S-4 or Form S-8, (ii) any such public or private sale that constitutes an Excluded Contribution or (iii) an issuance to any Subsidiary.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "EXCHANGE OFFER REGISTRATION STATEMENT" shall have the meaning set forth in the Registration Rights Agreement.

            "EXCLUDED CONTRIBUTION" means net cash proceeds, marketable securities or Qualified Proceeds, in each case received by the Issuer and its Restricted Subsidiaries from:

            (1) contributions to its common equity capital; and

            (2) the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer or any Subsidiary) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock), in each case designated as Excluded Contributions pursuant to an Officers' Certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of Section 4.11(a).

            "EXISTING INDEBTEDNESS" means Indebtedness of the Issuer and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of this Indenture.

            "FIXED CHARGE COVERAGE RATIO" means, with respect to any Person for any period consisting of such Person's and its Restricted Subsidiaries' most recently ended four fiscal quarters for which internal financial statements are available, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees or repays any Indebtedness or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "CALCULATION DATE"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or repayment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period. For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers or consolidations (as determined in accordance with GAAP) that have been made by the Issuer or any Restricted Subsidiary during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers or consolidations (and the change in any associated Fixed Charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger or consolidation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger or consolidation had occurred at the beginning of the applicable four-quarter period. For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, merger or consolidation (including the Transactions) and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Issuer and shall comply with the requirements of Rule 11-02 of Regulation S-X promulgated by the Commission, except that such pro forma calculations may include operating expense reductions for such period resulting from the transaction that is being given pro forma effect that have been realized or for which the steps necessary for realization have been taken or are reasonably expected to be taken within six months following any such transaction, including, but not limited to, the execution or termination of any contracts, reduction of costs related to administrative functions, the termination of any personnel or the closing (or approval by the Board of Directors of the Issuer of any closing) of any facility, as applicable, provided that, in either case, such adjustments are set forth in an Officers' Certificate signed by the Issuer's chief financial officer and another Officer which states (i) the amount of such adjustment or adjustments, (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers' Certificate at the time of such execution and
(iii) that any related incurrence of Indebtedness is permitted pursuant to this Indenture. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if the related hedge has a remaining term in excess of twelve months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

            "FIXED CHARGES" means, with respect to any Person for any period, the sum of, without duplication, (a) Consolidated Interest Expense (excluding all noncash interest expense and amortization/accretion of original issue discount, in each case, in connection with the Specified Financings (including any original issue discount created by fair value adjustments to the Issuer's Existing Indebtedness as a result of purchase accounting)) of such Person for such period, (b) all cash dividends paid, accrued and/or scheduled to be paid or accrued during such period (excluding items eliminated in consolidation) on any series of Preferred Stock of such Person and (c) all cash dividends paid, accrued and/or scheduled to be paid or accrued during such period (excluding items eliminated in consolidation) on any series of Disqualified Stock.

            "FOREIGN SUBSIDIARY" means any Subsidiary of the Issuer that is not a Domestic Subsidiary.

            "GAAP" means generally accepted accounting principles in the United States in effect on the date of this Indenture. For purposes of this Indenture, the term "CONSOLIDATED" with respect to any Person means such Person consolidated with its Restricted Subsidiaries and does not include any Unrestricted Subsidiary.

            "GUARANTEE" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or other obligations.

            "GUARANTEE" means any guarantee of the obligations of the Issuer under this Indenture and the Securities by a Guarantor in accordance with the provisions of this Indenture. When used as a verb, "GUARANTEE" shall have a corresponding meaning.

            "GUARANTOR" means any Person that incurs a Guarantee of the Securities; provided that upon the release and discharge of such Person from its Guarantee in accordance with this Indenture, such Person shall cease to be a Guarantor.

            "GUARANTOR SENIOR DEBT" means, with respect to any Guarantor, the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed or allowable claim under applicable law) on any Indebtedness of such Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular obligation, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such obligation shall not be senior in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed or allowable claim under applicable law) on, and all other amounts owing in respect of (including guarantees of the foregoing obligations):

            (1) all monetary obligations of every nature of such Guarantor under, or with respect to, the Credit Agreement, including, without limitation, obligations to pay principal, premium and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and

            (2) all Hedging Obligations (and guarantees thereof),

in each case whether outstanding on the Issue Date or thereafter incurred.

            Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include:

            (1) any Indebtedness of such Guarantor to a Subsidiary of such Guarantor;

            (2) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of such Guarantor or any Subsidiary of such Guarantor (including, without limitation, amounts owed for compensation), other than Indebtedness under the Credit Agreement;

            (3) trade payables;

            (4) Indebtedness represented by Capital Stock;

            (5) any liability for federal, state, local or other taxes owed or owing by such Guarantor;

            (6) that portion of any Indebtedness incurred in violation of
      Section 4.10;

            (7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Issuer; and

            (8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

            "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under:

            (1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

            (2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

            "HOLDCO" means any of UGS Capital Corp. (formerly BSW Holdings, Inc.), a Delaware corporation, UGS Capital Corp. II, a Delaware corporation, and UGS Holdings, Inc., a Delaware corporation and any other direct or indirect parent of the Issuer organized at the direction of the Permitted Holders (without giving effect to the inclusion of Affiliates in such definition of Permitted Holders), in each case so long as such Person is a direct or indirect parent corporation of the Issuer.

            "HOLDER" or "SECURITYHOLDER" means the registered holder of any Security.

            "INCUR" means to directly or indirectly create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness (including Acquired
Debt) and "INCURRENCE" shall have a correlative meaning.

            "INDEBTEDNESS" means, with respect to any Person,

            (a) any indebtedness (including principal and premium) of such Person, whether or not contingent,

                  (i) in respect of borrowed money,

                  (ii) evidenced by bonds, notes, debentures or similar
            instruments or letters of credit (or, without double counting, reimbursement agreements in respect thereof),

                  (iii) representing the balance deferred and unpaid of the
            purchase price of any property (including Capitalized Lease Obligations), except any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, or

                  (iv) representing any Hedging Obligations,

      if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP,

            (b) Disqualified Stock of such Person,

            (c) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business), and

            (d) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person);

provided, however, that Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money and Tax Timing Advances shall each be deemed not to constitute Indebtedness.

            "INDENTURE" means this Indenture, as amended, restated or supplemented from time to time in accordance with the terms hereof.

            "INDEPENDENT FINANCIAL ADVISOR" means an accounting, appraisal or investment banking firm or consultant to Persons engaged in a Permitted Business of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

            "INITIAL PURCHASERS" means Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated and such other initial purchasers party to the Securities Purchase Agreement entered into in connection with the offer and sale of the Securities.

            "INTEREST" means, with respect to the Securities, interest and any Additional Interest on the Securities.

            "INTEREST PAYMENT DATE" means the Stated Maturity of an installment of interest on the Securities.

            "INVESTMENTS" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. If the Issuer or any Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Issuer, the Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in Section 4.11(c) and such Investment in the Equity Interest of such former Subsidiary shall not be considered an Investment in existence on the Issue Date.

            For purposes of the definition of "Unrestricted Subsidiary" and
Section 4.11, (i) "Investments" shall include the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Issuer's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Issuer.

            "ISSUE DATE" means May 27, 2004.

            "LEVERAGE RATIO" means the ratio of: (a) the Indebtedness of the Issuer and its Restricted Subsidiaries, as of the end of the most recently ended full fiscal quarter, less the amount of cash and Cash Equivalents that would be stated on the consolidated balance sheet of the Issuer and held by the Issuer or its Restricted Subsidiaries as of such date of determination, as determined in accordance with GAAP to (b) the Issuer's EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which calculation is being made shall occur (the "Measurement Period"); provided, however, that (i) in making such computation, Indebtedness shall include the average daily balance outstanding under any revolving credit facility during the most recently ended four fiscal quarters; and (ii) if the Issuer or any of its Restricted Subsidiaries consummates any Investment, acquisition, disposition, merger or consolidation subsequent to the commencement of the Measurement Period but prior to the event for which the calculation of the Leverage Ratio is made, then the Leverage Ratio shall be calculated giving pro forma effect to such Investment, acquisition, disposition, merger or consolidation, as if the same had occurred at the beginning of the applicable period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees or repays any Indebtedness or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the Measurement Period for which the Leverage Ratio is being calculated but prior to the event for which the calculation of the Leverage Ratio is made, then the Leverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or repayment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period. Any pro forma calculations necessary pursuant to this "Leverage Ratio" shall be made in accordance with the provisions set forth in the second paragraph of the definition of "Fixed Charge Coverage Ratio."

            "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

            "MANAGEMENT AGREEMENT" means the Management Agreement by and among the Issuer, Holdco and the Sponsors and/or their Affiliates as in effect on the Issue Date.

            "MATURITY DATE" means June 1, 2012.

            "MOODY'S" means Moody's Investors Service, Inc.

            "NET INCOME" means, with respect to any Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends or accretion of any Preferred Stock.

            "NET PROCEEDS" means the aggregate cash proceeds received by the Issuer or any Restricted Subsidiary in respect of any Asset Sale, in each case net of, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale and any deduction of appropriate amounts to be provided by the Issuer as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction; provided that if the Leverage Ratio would not have exceeded 3.75 to 1.00 (calculated on the assumption that any such Solid Edge Excess Proceeds are not applied to repay Indebtedness), immediately after giving effect to any sale or other transfer relating to Solid Edge or any Investment received by the Issuer or its Restricted Subsidiaries in exchange for the contribution, sale or other transfer of Solid Edge in a transaction permitted by the applicable provisions of this Indenture, then the Solid Edge Excess Proceeds shall be excluded from the definition of Net Proceeds.

            "NON-GUARANTOR RESTRICTED SUBSIDIARY" means any Restricted Subsidiary that is not a Guarantor.

            "NON-U.S. PERSON" has the meaning assigned to such term in Regulation S.

            "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness (including, without limitation, interest after the commencement of any bankruptcy proceeding at the rate of interest specified in the applicable Indebtedness, whether or not a claim for such interest would be allowed in such proceeding).

            "OFFERING MEMORANDUM" means the offering memorandum of the Issuer dated May 19, 2004 relating to the Securities.

            "OFFICER" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

            "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Issuer by two Officers of the Issuer, one of whom is the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements set forth in this Indenture.

            "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer, a Guarantor or the Trustee.

            "PERMITTED ASSET SWAP" means any transfer of property or assets by the Issuer or any of its Restricted Subsidiaries in which at least 90% of the consideration received by the transferor consists of properties or assets (other than cash and Investments) that will be used in a Permitted Business; provided that the aggregate fair market value of the property or assets being transferred by the Issuer or such Restricted Subsidiary is not greater than the aggregate fair market value of the property or assets received by the Issuer or such Restricted Subsidiary in such exchange (provided, however, that in the event such aggregate fair market value of the property or assets being transferred or received by the Issuer is (x) less than $25.0 million, such determination shall be made in good faith by the Board of Directors of the Issuer and (y) greater than or equal to $25.0 million, such determination shall be made by an Independent Financial Advisor).

            "PERMITTED BUSINESS" means the business engaged in by the Issuer on the Issue Date and any services, activities or businesses incidental or directly related or similar to, any line of business engaged in by the Issuer on the Issue Date or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.

            "PERMITTED HOLDERS" means each of Bain Capital Integral Investors, LLC (and its members), Bain Capital VII Coinvestment Fund, L.P., BCIP TCV, LLC, Silver Lake Partners, L.P., Silver Lake Investors, L.P., Silver Lake Technology Investors, L.L.C., Integral Capital Partners VI, L.P., Warburg Pincus Private Equity VIII, L.P. and Warburg Pincus International Partners, L.P., and their Affiliates, but not including, however, any portfolio companies of any of the Sponsors.

            "PERMITTED INVESTMENTS" means

            (1) any Investment by the Issuer in any Restricted Subsidiary or by a Restricted Subsidiary in another Restricted Subsidiary;

            (2) any Investment in cash and Cash Equivalents;

            (3) any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person that is engaged in a Permitted Business if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary;

            (4) any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to Section 4.13 or any other disposition of assets not constituting an Asset Sale;

            (5) any Investment existing on the Issue Date;

            (6) loans and advances to employees and any guarantees not in excess of $10.0 million in the aggregate outstanding at any one time; provided that loans that are forgiven shall continue to be deemed outstanding;

            (7) any Investment acquired by the Issuer or any Restricted Subsidiary (A) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure by the Issuer or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

            (8) Hedging Obligations permitted under clause (9) of the definition of "Permitted Debt" in Section 4.10(b);

            (9) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business;

            (10) any Investment by the Issuer or a Restricted Subsidiary in a Permitted Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding (after giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale received by the Issuer and/or its Restricted Subsidiaries consist of cash and/or marketable securities), not to exceed the greater of $65.0 million and 2.50% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided that the Investment basket set forth in this clause (10) may be increased, at the election of the Issuer and its Restricted Subsidiaries, by the amount unutilized and available to be invested pursuant to clause
      (14) below;

            (11) Investments the payment for which consists of Equity Interests of the Issuer or any of its direct or indirect parent corporations (exclusive of Disqualified Stock);

            (12) guarantees (including Guarantees) of Indebtedness permitted under Section 4.10 and performance guarantees in the ordinary course of business;

            (13) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with Section 4.14 (except transactions described in clauses (2), (6) and (7) of Section 4.14(b));

            (14) Investments by the Issuer or a Restricted Subsidiary in joint ventures engaged in a Permitted Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (14) that are at that time outstanding, not to exceed the greater of $35.0 million and 1.5% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), less Investments made pursuant to clause
      (10) by utilizing amounts available to be invested under this clause (14);

            (15) Investments consisting of licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons; and

            (16) Investments in any Person received by the Issuer or its Restricted Subsidiaries in exchange for the contribution, sale or other transfer of Solid Edge with the fair market value of all or any portion of Solid Edge so contributed, sold or transferred as consideration for the Investment permitted under this clause (16) not to exceed $70.0 million (such fair market value of all or any portion of Solid Edge to be measured immediately prior to such transaction by an Independent Financial Advisor).

            "PERMITTED JUNIOR SECURITIES" means:

            (1) Equity Interests in the Issuer or any direct or indirect parent of the Issuer issued pursuant to a plan or reorganization or readjustment; or

            (2) unsecured debt securities of the Issuer issued pursuant to a plan of reorganization or readjustment that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Securities are subordinated to Senior Debt under this Indenture;

provided that to the extent that any Senior Debt or Guarantor Senior Debt, as the case may be, outstanding on the date of consummation of any such plan of reorganization or readjustment is not paid in full in cash on such date, the holders of any such Senior Debt or Guarantor Senior Debt not so paid in full in cash have consented to the terms of such plan of reorganization or readjustment.

            "PERMITTED LIENS" means the following types of Liens:

            (1) deposits of cash or government bonds made in the ordinary course of business to secure surety or appeal bonds to which such Person is a party;

            (2) Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers' acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice;

            (3) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary;

            (4) Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any Restricted Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary;

            (5) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with Section 4.10;

            (6) Liens securing Hedging Obligations so long as the related Indebtedness is permitted to be incurred under this Indenture and is secured by a Lien on the same property securing such Hedging Obligation;

            (7) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

            (8) Liens in favor of the Issuer or any Restricted Subsidiary;

            (9) Liens to secure any Indebtedness that is incurred to refinance any Indebtedness that has been secured by a Lien existing on the Issue Date or referred to in clauses (3), (4) and (17)(B) of this definition; provided, however, that such Liens (x) are no less favorable to the Holders, taken as a whole, and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced; and (y) do not extend to or cover any property or assets of the Issuer or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced;

            (10) Liens for taxes, assessments or other governmental charges or levies not yet delinquent, or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted or for property taxes on property that the Issuer or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

            (11) judgment liens in respect of judgments that do not constitute an Event of Default so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

            (12) pledges, deposits or security under workmen's compensation, unemployment insurance and other social security laws or regulations, or deposits to secure the performance of tenders, contracts (other than for the payment of Indebtedness) or leases, or deposits to secure public or statutory obligations, or deposits as security for contested taxes or import or customs duties or for the payment of rent, or deposits or other security securing liabilities to insurance carriers under insurance or self-insurance arrangements, in each case incurred in the ordinary course of business or consistent with past practice;

            (13) Liens imposed by law, including carriers', warehousemen's, materialmen's, repairmen's and mechanics' Liens, in each case for sums not overdue by more than 30 days or, if more than 30 days overdue, are unfiled and no other action has been taken to enforce such Lien or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

            (14) encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of business or to the ownership of properties that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business;

            (15) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business that do not (x) interfere in any material respect with the business of the Issuer or any of its material Restricted Subsidiaries or (y) secure any Indebtedness;

            (16) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

            (17) (A) other Liens securing Indebtedness for borrowed money with respect to property or assets with an aggregate fair market value (valued at the time of creation thereof) of not more than $10.0 million at any time and (B) Liens securing Indebtedness incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person; provided, however, that (x) the Lien may not extend to any other property (except for accessions to such property) owned by such Person or any of its Restricted Subsidiaries at the time the Lien is incurred, (y) such Liens attach concurrently with or within 270 days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens and (z) with respect to Capitalized Lease Obligations, such Liens do not at any time extend to or cover any assets (except for accessions to such assets) other than the assets subject to such Capitalized Lease Obligations; provided that individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender;

            (18) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

            (19) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

            (20) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any Restricted Subsidiary in the ordinary course of business;

            (21) Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Indenture; and

            (22) Liens with respect to the assets of a Non-Guarantor Restricted Subsidiary securing Indebtedness of such Non-Guarantor Restricted Subsidiary incurred in accordance with Section 4.10.

            "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

            "PREFERRED STOCK" means any Equity Interest with preferential rights of payment of dividends upon liquidation, dissolution or winding up.

            "PURCHASE AGREEMENT" means the Purchase Agreement dated March 12, 2004 between Electronic Data Systems Corporation, UGS PLM Solutions Inc. and UGS Capital Corp., formerly known as BSW Holdings, Inc., as amended.

            "QUALIFIED INSTITUTIONAL BUYER" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

            "QUALIFIED PROCEEDS" means assets that are used or useful in, or Capital Stock of any Person engaged in, a Permitted Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Board of Directors of the Issuer in good faith, except that in the event the value of any such assets or Capital Stock exceeds $15.0 million, the fair market value shall be determined by an Independent Financial Advisor.

            "RECORD DATE" means the applicable Record Date specified in the Securities; provided that if any such date is not a Business Day, the Record Date shall be the first day immediately preceding such specified day that is a Business Day.

            "REDEMPTION DATE," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Securities.

            "REDEMPTION PRICE," when used with respect to any Security to be redeemed, means the price fixed for such redemption, payable in immediately available funds, pursuant to this Indenture and the Securities.

            "REFINANCE" means to extend, refinance, renew, replace, defease or refund, including successively; and "REFINANCING" and "REFINANCED" shall have correlative meanings.

            "REGISTERED EXCHANGE OFFER" shall have the meaning set forth in the Registration Rights Agreement.

            "REGISTRATION RIGHTS AGREEMENT" means (a) the Registration Rights Agreement dated as of May 27, 2004, among the Issuer, the Guarantors and the Initial Purchasers relating to the Securities and (b) any other similar Registration Rights Agreement relating to Additional Securities.

            "REGULATION S" means Regulation S under the Securities Act.

            "REPRESENTATIVE" means the trustee, agent or representative (if any) for an issue of Senior Debt of the Issuer; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt.

            "RESPONSIBLE OFFICER" means, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject and shall also mean any officer who shall have direct responsibility for the administration of this Indenture.

            "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

            "RESTRICTED SUBSIDIARY" means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of "Restricted Subsidiary."

            "RULE 144A" means Rule 144A under the Securities Act.

            "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

            "SECURED INDEBTEDNESS" means any Indebtedness secured by a Lien.

            "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "SECURITIES PURCHASE AGREEMENT" means (a) the Purchase Agreement dated May 19, 2004, among the Issuer, the Guarantors and the Initial Purchasers and (b) any other similar purchase agreement relating to the Additional Securities.

            "SENIOR DEBT" means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed or allowable claim under applicable law) on any Indebtedness of the Issuer, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular obligation, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such obligation shall not be senior in right of payment to the Securities. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed or allowable claim under applicable law) on, and all other amounts owing in respect of (including guarantees of the foregoing obligations):

            (1) all monetary obligations of every nature of the Issuer under, or with respect to, the Credit Agreement, including, without limitation, obligations to pay principal, premium and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and

            (2) all Hedging Obligations (and guarantees thereof), in each case whether outstanding on the Issue Date or thereafter incurred.

            Notwithstanding the foregoing, "Senior Debt" shall not include:

            (1) any Indebtedness of the Issuer to a Subsidiary of the Issuer;

            (2) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of the Issuer or any Subsidiary of the Issuer (including, without limitation, amounts owed for compensation), other than Indebtedness under the Credit Agreement;

            (3) trade payables;

            (4) Indebtedness represented by Capital Stock;

            (5) any liability for federal, state, local or other taxes owed or owing by the Issuer;

            (6) that portion of any Indebtedness incurred in violation of
      Section 4.10;

            (7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Issuer; and

            (8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Issuer.

            "SHELF REGISTRATION STATEMENT" shall have the meaning set forth in the Registration Rights Agreement.

            "SIGNIFICANT SUBSIDIARY" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

            "SOLID EDGE" means the business of the Issuer and its Restricted Subsidiaries constituting the "Solid Edge" division or line of business, substantially as conducted on the Issue Date and including any Person to which such business may be contributed.

            "SOLID EDGE EXCESS PROCEEDS" means the aggregate cash proceeds, in respect of an Asset Sale relating to Solid Edge or an Asset Sale relating to any Investment received by the Issuer or its Restricted Subsidiaries in exchange for the sale, contribution or other transfer of Solid Edge in a transaction permitted by the applicable provisions of this Indenture in excess of the sum of
(x) $70.0 million plus (y) all legal, accounting and investment banking fees (including, without limitation, any fees, commissions or other payments to the Sponsors) and brokerage and sales commissions, taxes, paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), repayments of Indebtedness that is secured by the property that is the subject of such Asset Sale and any deduction of appropriate amounts to be provided by the Issuer as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

            "SPECIFIED FINANCINGS" means the financings included in the Transactions and the offering of the Initial Securities.

            "SPONSORS" means Bain Capital Partners, LLC, Silver Lake Technology Management L.L.C. and Warburg Pincus LLC.

            "STATED MATURITY" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

            "STOCKHOLDERS AGREEMENT" means the Stockholders Agreement by and among the Issuer, the Permitted Holders and the other stockholders party thereto in effect on the Issue Date.

            "SUBORDINATED INDEBTEDNESS" means (a) with respect to the Issuer, any Indebtedness of the Issuer that is by its terms subordinated in right of payment to the Securities and (b) with respect to any Guarantor of the Securities, any Indebtedness of such Guarantor that is by its terms subordinated in right of payment to its Guarantee of the Securities.

            "SUBSIDIARY" means, with respect to any specified Person:

            (1) any corporation, association or other business entity, of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

            (2) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise and (y) such Person or any Wholly Owned Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

            "TAX TIMING ADVANCES" means advances to a Foreign Subsidiary of the Issuer by Electronic Data Systems Corporation or its Affiliates in respect of tax liabilities of such Foreign Subsidiary attributable to the deferral of certain interest deductions in an aggregate principal amount at any one time outstanding not to exceed $25.0 million.

            "TERMINATION FEES" means the one-time payment under the Management Agreement of a termination fee to one or more of the Sponsors and their Affiliates (other than portfolio companies) in the event of either a Change of Control or the completion of a registered initial public offering of the common stock of the Issuer or Holdco

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended, as in effect on the date of the execution of this Indenture until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA, except as otherwise provided in Section 9.04.

            "TOTAL ASSETS" means, with respect to the Issuer, the total assets of the Issuer and its Restricted Subsidiaries determined in accordance with GAAP, as shown on its most recent balance sheet.

            "TRANSACTIONS" means the transactions contemplated by (i) the Purchase Agreement, (ii) the Credit Agreement and (iii) the offering of the Initial Securities.

            "TREASURY RATE" means, as of the applicable Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to June 1, 2008; provided, however, that if the period from such Redemption Date to June 1, 2008 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

            "TRUSTEE" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

            "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary of the Issuer that at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Issuer, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than any Subsidiary of the Subsidiary to be so designated), provided that (a) any Unrestricted Subsidiary must be an entity of which shares of the Capital Stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Issuer, (b) such designation complies with Section 4.11 and (c) each of (I) the Subsidiary to be so designated and (II) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default or Event of Default shall have occurred and (1) the Issuer could incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception described under
Section 4.10(a), or (2) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation. Any such designation by the Board of Directors shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

            "U.S. GOVERNMENT SECURITIES" means securities that are

            (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or

            (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Securities or a specific payment of principal of or interest on any such U.S. Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of principal of or interest on the U.S. Government Securities evidenced by such depository receipt.

            "U.S. LEGAL TENDER" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

            "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

            "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

            (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

            (2) the then outstanding principal amount of such Indebtedness.

            "WHOLLY OWNED RESTRICTED SUBSIDIARY" is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

            "WHOLLY OWNED SUBSIDIARY" of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares and shares issued to foreign nationals under applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02. Other Definitions.

            Term                                                               Defined in Section
            ----                                                               ------------------
"ADDITIONAL RESTRICTED SECURITIES"                                                      2.01

"ADDITIONAL SECURITIES"                                                             Preamble

"AFFILIATE TRANSACTION"                                                                 4.14

"AGENT MEMBERS"                                                                         2.01

            Term                                                               Defined in Section
            ----                                                               ------------------
"ALTERNATE OFFER"                                                                       4.09

"ASSET SALE OFFER"                                                                      4.13

"ASSET SALE OFFER AMOUNT"                                                               4.13

"ASSET SALE PAYMENT"                                                                    4.13

"ASSET SALE PAYMENT DATE"                                                               4.13

"AUTHENTICATING AGENT"                                                                  2.02

"CHANGE OF CONTROL OFFER"                                                               4.09

"CHANGE OF CONTROL PAYMENT"                                                             4.09

"CHANGE OF CONTROL PAYMENT DATE"                                                        4.09

"COVENANT DEFEASANCE"                                                                   8.02

"COVERAGE RATIO EXCEPTION"                                                              4.10

"EVENT OF DEFAULT"                                                                      6.01

"EXCESS PROCEEDS"                                                                       4.13

"EXCHANGE GLOBAL NOTE"                                                                  2.01

"EXCHANGE SECURITIES"                                                               Preamble

"GLOBAL SECURITIES"                                                                     2.01

"GUARANTEE OBLIGATIONS"                                                                11.01

"INCUR"                                                                                 4.10

"INITIAL SECURITIES"                                                                Preamble

"INSTITUTIONAL ACCREDITED INVESTOR GLOBAL NOTE"                                         2.01

"INSTITUTIONAL ACCREDITED INVESTOR NOTES"                                               2.01

"LEGAL DEFEASANCE"                                                                      8.02

"NON-PAYMENT DEFAULT"                                                                  10.02

"PAYING AGENT"                                                                          2.03

"PAYMENT BLOCKAGE NOTICE"                                                              10.02

"PAYMENT BLOCKAGE PERIOD"                                                              10.02

"PAYMENT DEFAULT"                                                                      10.02

"PERMANENT REGULATION S GLOBAL NOTE"                                                    2.01

            Term                                                               Defined in Section
            ----                                                               ------------------
"PERMITTED DEBT"                                                                        4.10

"PRIVATE PLACEMENT LEGEND"                                                              2.01

"REFUNDING CAPITAL STOCK"                                                               4.11

"REGISTRAR"                                                                             2.03

"REGULATION S GLOBAL NOTE"                                                              2.01

"REGULATION S LEGEND"                                                                   2.01

"REGULATION S NOTES"                                                                    2.01

"RESALE RESTRICTION TERMINATION DATE"                                                   2.06

"RESTRICTED PERIOD"                                                                     2.01

"RESTRICTED SECURITIES"                                                                 2.01

"RETIRED CAPITAL STOCK"                                                                 4.11

"RULE 144A GLOBAL NOTE"                                                                 2.01

"RULE 144A NOTES"                                                                       2.01

"SECURITIES"                                                                        Preamble

"TEMPORARY REGULATION S GLOBAL NOTE"                                                    2.01

SECTION 1.03. Incorporation by Reference of TIA.

            Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "INDENTURE SECURITIES" means the Securities.

            "INDENTURE SECURITY HOLDER" means a Holder or a Securityholder.

            "INDENTURE TO BE QUALIFIED" means this Indenture.

            "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

            "OBLIGOR" on the indenture securities means the Issuer or any other obligor on the Securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by the TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.04. Rules of Construction.

            Unless the context otherwise requires:

            (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

            (4) words in the singular include the plural, and words in the plural include the singular;

            (5) words used herein implying any gender shall apply to both genders;

            (6) provisions apply to successive events and transactions;

            (7) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

            (8) the words "including," "includes" and similar words shall be deemed to be followed by "without limitation";

            (9) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

            (10) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

            (11) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;

            (12) "$" and "U.S. Dollars" each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts; and

            (13) whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Securities, such mention shall be deemed to include mention of the payment of Additional Interest, to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof.

                                  ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01. Form, Dating and Terms.

            (a) The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Initial Securities issued on the date hereof will be in an aggregate principal amount of $550,000,000. In addition, the Issuer may issue, from time to time in accordance with the provisions of this Indenture, Additional Securities and Exchange Securities. Furthermore, Securities may be authenticated and delivered upon registration or transfer, or in lieu of, other Securities pursuant to Section 2.06, 2.07, 2.10 or 9.06 or in connection with a Change of Control Offer pursuant to Section 4.09 or an Asset Sale Offer pursuant to Section 4.13.

            The Initial Securities shall be known and designated as "10% Senior Subordinated Notes, Series A, due 2012" of the Issuer. Additional Securities issued as securities bearing one of the restrictive legends described in Section 2.01(d) ("RESTRICTED SECURITIES") shall be known and designated as "10% Senior Subordinated Notes, Series A, due 2012" of the Issuer. Additional Securities issued other than as Restricted Securities shall be known and designated as "10% Senior Subordinated Notes, Series B, due 2012" of the Issuer, and Exchange Securities shall be known and designated as "10% Senior Subordinated Notes, Series B, due 2012" of the Issuer.

            With respect to any Additional Securities, the Issuer shall set forth in (a) a Board Resolution of the Issuer and (b) (i) an Officers' Certificate or (ii) one or more indentures supplemental hereto, the following information:

            (1) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture;

            (2) the issue price and the issue date of such Additional Securities, including the date from which interest shall accrue; and

            (3) whether such Additional Securities shall be Restricted Securities issued in the form of 10% Senior Subordinated Notes, Series A, due 2012 or 10% Senior Subordinated Notes, Series B, due 2012.

            The Initial Securities, the Additional Securities and the Exchange Securities shall be considered collectively as a single class for all purposes of this Indenture. Holders of the Initial Securities, the Additional Securities and the Exchange Securities will vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial Securities, the Additional Securities or the Exchange Securities shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.

            If any of the terms of any Additional Securities are established by action taken pursuant to Board Resolutions of the Issuer, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Officers' Certificate or the indenture supplemental hereto setting forth the terms of the Additional Securities.

            (b) The Initial Securities are being offered and sold by the Issuer pursuant to the Securities Purchase Agreement. The Initial Securities and any Additional Securities (if issued as Restricted Securities) (the "ADDITIONAL RESTRICTED SECURITIES") will be resold initially only to (A) QIBs in reliance on Rule 144A and (B) Non-U.S. Persons in reliance on Regulation S. Such Initial Securities and Additional Restricted Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and IAIs in accordance with Rule 501 of the Securities Act, in each case, in accordance with the procedure described herein. Additional Securities offered after the date hereof may be offered and sold by the Issuer from time to time pursuant to one or more purchase agreements in accordance with applicable law.

            Initial Securities and Additional Restricted Securities offered and sold to QIBs in the United States of America in reliance on Rule 144A (the "RULE 144A NOTES") shall be issued in the form of a permanent global Security substantially in the form of Exhibit A, which is hereby incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in Section 2.01(d) (the "RULE 144A GLOBAL NOTE"), deposited with the Trustee, as custodian for DTC, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Rule 144A Global Note may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

            Initial Securities and Additional Securities offered and sold outside the United States of America (the "REGULATION S NOTES") in reliance on Regulation S shall initially be issued in the form of a temporary global Security (the "TEMPORARY REGULATION S GLOBAL NOTE"), without interest coupons. Beneficial interests in the Temporary Regulation S Global Note will be exchanged for beneficial interests in a corresponding permanent global Security, without interest coupons, substantially in the form of Exhibit A including appropriate legends as set forth in Section 2.01(d) (the "PERMANENT REGULATION S GLOBAL NOTE" and, together with the Temporary Regulation S Global Note, each a "REGULATION S GLOBAL NOTE") within a reasonable period after the expiration of the Restricted Period (as defined below) upon delivery of the certification in the form attached hereto as Exhibit F. Each Regulation S Global Note will be deposited upon issuance with, or on behalf of, the Trustee as custodian for DTC in the manner described in this Article Two for credit to the respective accounts of the purchasers (or to such other accounts as they may direct) at Euroclear or Clearstream. Prior to the 40th day after the later of the commencement of the offering of the Initial Securities and the Issue Date (such period through and including such 40th day, the "RESTRICTED PERIOD"), interests in the Temporary Regulation S Global Note may only be held through Euroclear or Clearstream (as indirect participants in DTC) unless exchanged for interests in a Global Security in accordance with the transfer and certification requirements described herein.

            Investors may hold their interests in the Regulation S Global Note directly through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations which are participants in such systems. After the expiration of the Restricted Period (but not earlier), investors may also hold such interests through organizations other than Euroclear or Clearstream that are participants in DTC's system. Euroclear and Clearstream will hold such interests in the Regulation S Global Note on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositaries. Such depositaries, in turn, will hold such interests in the applicable Regulation S Global Note in customers' securities accounts in the depositaries' names on the books of DTC.

            The Regulation S Global Note may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

            Initial Securities and Additional Securities resold to IAIs (the "INSTITUTIONAL ACCREDITED INVESTOR NOTES") in the United States of America shall be issued in the form of a permanent global Security substantially in the form of Exhibit A including appropriate legends as set forth in Section 2.01(d) (the "INSTITUTIONAL ACCREDITED INVESTOR GLOBAL NOTE") deposited with the Trustee, as custodian for DTC, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Institutional Accredited Investor Global Note may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Institutional Accredited Investor Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

            Exchange Securities exchanged for interests in the Rule 144A Notes, the Regulation S Notes and the Institutional Accredited Investor Notes will be issued in the form of a permanent global Security, substantially in the form of Exhibit A, which is hereby incorporated by reference and made a part of this Indenture, deposited with the Trustee as hereinafter provided, including the appropriate legend set forth in Section 2.01(d) (the "EXCHANGE GLOBAL NOTE"). The Exchange Global Note will be deposited upon issuance with, or on behalf of, the Trustee as custodian for DTC, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Exchange Global Note may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate.

            The Rule 144A Global Note, the Regulation S Global Note, the Institutional Accredited Investor Global Note and the Exchange Global Note are sometimes collectively herein referred to as the "GLOBAL SECURITIES."

            The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Issuer maintained for such purpose in the Borough of Manhattan, The City of New York, State of New York, or at such other office or agency of the Issuer as may be maintained for such purpose pursuant to Section 2.03; provided, however, that, at the option of the Issuer, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the registry maintained by the Registrar or (ii) wire transfer to an account located in the United States maintained by the payee. Payments in respect of Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by DTC. Payments in respect of Securities represented by Definitive Securities (including principal, premium, if any, and interest) held by a Holder will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than three Business Days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

            The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibit A and in Section 2.01(d). The Issuer and the Trustee shall approve the forms of the Securities and any notation, endorsement or legend on them. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A are part of the terms of this Indenture and, to the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

            (c) Denominations. The Securities shall be issuable only in fully registered form, without coupons, and only in denominations of $1,000 and an integral multiple thereof.

            (d) Restrictive Legends. Unless and until (i) an Initial Security is sold under an effective registration statement or (ii) an Initial Security is exchanged for an Exchange Security in connection with an effective registration statement, in each case pursuant to the Registration Rights Agreement or a similar agreement,

            (1) the Rule 144A Global Note and the Institutional Accredited Investor Global Note shall bear the legend set forth in Exhibit B hereto (the "PRIVATE PLACEMENT LEGEND") on the face thereof.

            (2) the Regulation S Global Note shall bear the legend set forth in Exhibit C hereto (the "REGULATION S LEGEND") on the face thereof.

            (3) Each Global Security, whether or not an Initial Security, shall bear the legend set forth in Exhibit D hereto on the face thereof.

            (4) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

            The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to this
Section 2.01. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

            (e) Book-Entry Provisions.

            (i) This Section 2.01(e) shall apply only to Global Securities deposited with the Trustee, as custodian for DTC.

            (ii) Each Global Security initially shall (x) be registered in the name of DTC for such Global Security or the nominee of DTC, (y) be delivered to the Trustee as custodian for DTC and (z) bear legends as set forth in Section 2.01(d).

            (iii) Members of, or participants in, DTC ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Security held on their behalf by DTC or by the Trustee as the custodian of DTC or under such Global Security, and DTC may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a Holder of a beneficial interest in any Global Security.

            (iv) In connection with any transfer of a portion of the beneficial interest in a Global Security pursuant to subsection (f) of this Section
      2.01 to beneficial owners who are required to hold Definitive Securities, the Securities Custodian shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, one or more Definitive Securities of like tenor and amount.

            (v) In connection with the transfer of an entire Global Security to beneficial owners pursuant to subsection (f) of this Section 2.01, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.

            (vi) The registered Holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

            (vii) Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

            (f) Definitive Securities. (i) Except as provided below, owners of beneficial interests in Global Securities will not be entitled to receive Definitive Securities. If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain

Definitive Securities in exchange for their beneficial interests in a Global Security upon written request in accordance with DTC's and the Registrar's procedures. In addition, Definitive Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (A) DTC notifies the Issuer that it is unwilling or unable to continue as depositary for such Global Security or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Issuer within 90 days of such notice or, (B) the Issuer in its sole discretion executes and delivers to the Trustee and Registrar an Officers' Certificate stating that such Global Security shall be so exchangeable or (C) an Event of Default has occurred and is continuing and the Registrar has received a request from DTC. In the event of the occurrence of any of the events specified in clause (A), (B) or (C) of the preceding sentence, the Issuer shall promptly make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without interest coupons.

            (ii) Any Definitive Security delivered in exchange for an interest in a Global Security pursuant to Section 2.01(e)(iv) or (v) shall, except as otherwise provided by Section 2.06(c), bear the applicable legend regarding transfer restrictions applicable to the Definitive Security set forth in Section 2.01(d).

            (iii) In connection with the exchange of a portion of a Definitive Security for a beneficial interest in a Global Security, the Trustee shall cancel such Definitive Security, and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, to the transferring Holder a new Definitive Security representing the principal amount not so transferred.

SECTION 2.02. Execution and Authentication.

            One Officer shall sign the Securities for the Issuer by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

            A Security shall not be valid and shall not be entitled to any benefit under this Indenture until an authorized signatory of the Trustee manually authenticates the Security. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated, issued and delivered under this Indenture. A Security shall be dated the date of its authentication.

            At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery: (1) Initial Securities for original issue on the Issue Date in an aggregate principal amount of $550,000,000, (2) subject to the terms of this Indenture, Additional Securities for original issue in an unlimited principal amount and (3) Exchange Securities for issue only in a Registered

Exchange Offer or upon resale under an effective Shelf Registration Statement, and only in exchange for Initial Securities or Additional Securities of an equal principal amount, in each case upon a written order of the Issuer signed by an Officer of the Issuer (the "ISSUER ORDER"). Such Issuer Order shall specify whether the Securities will be in the form of Definitive Securities or Global Securities, the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities, Additional Securities or Exchange Securities.

            The Trustee may appoint an agent (the "AUTHENTICATING AGENT") reasonably acceptable to the Issuer to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Responsible Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent. An Authenticating Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

            In case the Issuer, pursuant to Article Five, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Issuer shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Five, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Issuer Order of the successor Person, shall authenticate and make available for delivery Securities as specified in such order for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.02 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time outstanding for Securities authenticated and delivered in such new name.

SECTION 2.03. Registrar and Paying Agent.

            The Issuer shall maintain (a) an office or agency where Securities may be presented for registration of transfer or for exchange (the "REGISTRAR"),
(b) an office or agency in the Borough of Manhattan, The City of New York, the State of New York, where the Securities may be presented for payment (the "PAYING AGENT") and (c) an office or agency where notices and demands to or upon the Issuer, if any, in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional Paying Agents. The term "REGISTRAR" includes any co-registrars. The Issuer or any Affiliate thereof may act as Registrar or Paying Agent. The term "Paying Agent" includes any additional paying agent.

            The Issuer shall enter into an appropriate agency agreement, which shall incorporate the provisions of the TIA, with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or any required co-registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.

            The Issuer initially appoints the Trustee as Registrar, Paying Agent and Agent for service of notices and demands in connection with the Securities and this Indenture.

            The Issuer may change the paying agents, the registrars or the transfer agents without prior notice to the Holders. Any of the Issuer's Wholly-Owned Subsidiaries organized in the United States may act as Paying Agent, Registrar or transfer agent.

            The Issuer may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes.

SECTION 2.04. Paying Agent To Hold Assets in Trust.

            Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Securities (whether such money has been paid to it by the Issuer, one or more of the Guarantors or any other obligor on the Securities), and the Issuer and each Paying Agent shall notify the Trustee of any Default by the Issuer (or any other obligor on the Securities) in making any such payment. Money held in trust by a Paying Agent need not be segregated except as required by law and in no event shall a Paying Agent be liable for any interest on any money received by it hereunder. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2), upon written request to a Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, such Paying Agent shall have no further liability for the money delivered to the Trustee. The provisions of Article Ten applicable to the Trustee shall apply to the Paying Agents, mutatis mutandis.

SECTION 2.05. Holder Lists.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least two (2) Business Days prior to each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06. Transfer and Exchange.

            (a) The following provisions shall apply with respect to any proposed transfer of a Rule 144A Note or an Institutional Accredited Investor Note prior to the date which is two years after the later of the date of its original issue and the last date on which the Issuer or any Affiliate of the Issuer was the owner of such Securities (or any predecessor thereto) (the "RESALE RESTRICTION TERMINATION DATE"):

         (i) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee in the form as set forth on the reverse of the Security that it is purchasing for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

         (ii) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit E from the proposed transferee and, if requested by the Issuer or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

         (iii) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit F from the proposed transferee and, if requested by the Issuer or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

            (b) The following provisions shall apply with respect to any proposed transfer of a Regulation S Note prior to the expiration of the Restricted Period:

         (i) a transfer of a Regulation S Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee, in the form of assignment on the reverse of the certificate, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

         (ii) a transfer of a Regulation S Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit E from the proposed transferee and, if requested by the Issuer or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

         (iii) a transfer of a Regulation S Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit F hereof from the proposed transferee and, if requested by the Issuer or the Trustee, receipt by the Trustee or its agent of an opinion of counsel, certification and/or other information satisfactory to each of them.

            After the expiration of the Restricted Period, interests in the Regulation S Note may be transferred in accordance with applicable law without requiring the certification set forth in Exhibit F or any additional certification.

            (c) Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities not bearing a Restricted Securities Legend, the Registrar shall deliver Securities that do not bear a Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities bearing a Restricted Securities Legend, the Registrar shall deliver only Securities that bear a Restricted Securities Legend unless (i) Initial Securities are being exchanged for Exchange Securities in a Registered Exchange Offer in which case the Exchange Securities shall not bear a Restricted Securities Legend, (ii) an Initial Security is being transferred pursuant to the Shelf Registration Statement or other effective registration statement or (iii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. Any Additional Securities sold in a registered offering shall not be required to bear the Restricted Securities Legend. Any Additional Restricted Securities sold in a private offering shall bear the legends set forth in Exhibits B and C, as applicable.

            (d) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.01 or this Section
2.06. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

            (e) Obligations with Respect to Transfers and Exchanges of
Securities.

         (i) To permit registrations of transfers and exchanges, the Issuer shall, subject to the other terms and conditions of this Article Two, execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's request.

         (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuer may require the Holder to pay a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Section 9.06).

         (iii) The Issuer (and the Registrar) shall not be required to register the transfer of or exchange of any Security for a period beginning (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Securities and ending at the close of business on the day of such mailing,
      (2) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Security being redeemed in part, and
      (3) during a Change of Control Offer, an Alternate Offer or an Asset Sale Offer if such Security is tendered pursuant to such Change of Control Offer, Alternate Offer or Asset Sale Offer and not withdrawn.

         (iv) Prior to the due presentation for registration of transfer of any Security, the Issuer, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of, premium, if any, and interest on such Security and for all other purposes whatsoever, including without limitation the transfer or exchange of such Security, whether or not such Security is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

         (v) Any Definitive Security delivered in exchange for an interest in a Global Security pursuant to Section 2.01(e) shall, except as otherwise provided by Section 2.06(c), bear the applicable legend regarding transfer restrictions applicable to the Global Security set forth in Section 2.01(d).

         (vi) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

            (f) No Obligation of the Trustee.

            (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Securities shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

            (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among DTC participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.07. Replacement Securities.

            If a mutilated Security is surrendered to the Registrar or the Trustee, or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Security if the Holder of such Security furnishes to the Issuer and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Security and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Issuer, an indemnity bond shall be posted, sufficient in the judgment of all to protect the Issuer, the Guarantors, if any, the Trustee or any Paying Agent from any loss that any of them may suffer if such Security is replaced. The Issuer may charge such Holder for the Issuer's reasonable out-of-pocket expenses in replacing such Security and the Trustee may charge the Issuer for the Trustee's expenses (including, without limitation, attorneys' fees and disbursements) in replacing such Security. Every replacement Security shall constitute a contractual obligation of the Issuer.

SECTION 2.08. Outstanding Securities.

            The Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except (a) those canceled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections
8.01 and 8.02, on or after the date the conditions set forth in Section 8.01 or
8.02 have been satisfied and (d) those Securities described in this Section as not outstanding. A Security does not cease to be outstanding because the Issuer or any of its Affiliates holds the Security (subject to the provisions of Section 2.09).

            If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser in whose hands such Security is a legal, valid and binding obligation of the Issuer. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to
Section 2.07.

            If the principal amount of any Security is considered paid under
Section 4.01, it ceases to be outstanding and interest ceases to accrue. If on a Redemption Date or the Maturity Date the Trustee or Paying Agent (other than the Issuer or an Affiliate thereof) holds U.S. Legal Tender or U.S. Government Securities sufficient to pay all of the principal and interest due on the Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Treasury Securities.

            In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows are so owned shall be disregarded.

SECTION 2.10. Temporary Securities.

            Until definitive Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities. Notwithstanding the foregoing, so long as the Securities are represented by a Global Security, such Global Security may be in typewritten form.

SECTION 2.11. Cancellation.

            The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent (other than the Issuer or a Subsidiary), and no one else, shall cancel and, at the written direction of the Issuer, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation in accordance with its customary procedures. Subject to Section 2.07, the Issuer may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Issuer or any Guarantor shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

            At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by DTC to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the custodian for such Global Security) with respect to such Global Security, by the Trustee or the custodian, to reflect such reduction.

SECTION 2.12. Defaulted Interest.

            If the Issuer defaults in a payment of interest on the Securities, it shall, unless the Trustee fixes another Record Date pursuant to Section 6.10, pay the defaulted interest then borne by the Securities, plus (to the extent lawful) any interest payable on the defaulted interest, in accordance with the terms hereof. The Issuer may pay the defaulted interest to the persons who are Holders on a subsequent special Record Date, which special Record Date shall be the fifteenth day next preceding the date fixed by the Issuer for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before any such subsequent special Record Date, the Issuer shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special Record Date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid. The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Securities may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

SECTION 2.13. CUSIP, ISIN and "Common Code" Numbers.

            The Issuer in issuing the Securities may use CUSIP numbers, ISINs and "Common Code" numbers (if then generally in use) and, if so, the Trustee shall use, as applicable, CUSIP numbers, ISINs and "Common Code" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of such numbers, either as printed on the Securities or as contained in any notice of a redemption, that reliance may be placed only on the other identification number(s) printed on the Securities. The Issuer shall advise the Trustee of any change in the CUSIP numbers, ISINs and "Common Code" numbers.

SECTION 2.14. Deposit of Moneys.

            Prior to 10:00 a.m. New York City time, on each Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Asset Sale Payment Date, the Issuer shall have deposited with the Paying Agent in immediately available funds U.S. Legal Tender sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Asset Sale Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date, Change of Control Payment Date and Asset Sale Payment Date, as the case may be. The principal and interest on Global Securities shall be payable to the Depository or its nominee, as the sole registered owner and the sole Holder of the Global Securities represented thereby. The principal and interest on Definitive Securities shall be payable, either in person or by mail, at the office of the applicable Paying Agent.

SECTION 2.15. Computation of Interest.

            Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months and actual days elapsed.

SECTION 2.16. Calculation of Principal Amount of Securities.

            The aggregate principal amount of the Securities, at any date of determination, shall be principal amount of the Securities at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Securities, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Securities, the Holders of which have so consented, by (b) the aggregate principal amount, as of such date of determination, of the Securities then outstanding, in each case, as determined in accordance with the preceding sentence, and Section 2.08 of this Indenture. Any such calculation made pursuant to this Section 2.16 shall be made by the Issuer and delivered to the Trustee pursuant to an Officers' Certificate.

                                 ARTICLE THREE

                                   REDEMPTION

SECTION 3.01. Notices to Trustee.

            If the Issuer elects to redeem Securities pursuant to Section 5 or
Section 6 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Securities to be redeemed. The Issuer shall give notice of redemption to the Paying Agent and Trustee at least 30 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02. Selection of Securities To Be Redeemed.

            If less than all of the Securities are to be redeemed at any time, the Trustee will select Securities for redemption as follows:

            (1) if the Securities are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Securities are listed; or

            (2) if the Securities are not listed on any securities exchange, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate.

            No Securities of $1,000 or less shall be redeemed in part.

SECTION 3.03. Notice of Redemption.

            At least 30 days but not more than 60 days before a Redemption Date, the Issuer shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Securities are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture. At the Issuer's request, the Trustee shall forward the notice of redemption in the Issuer's name and at the Issuer's expense; provided that in such case, the Trustee has received notice from the Issuer at least 31 days, but not more than 60 days, before a Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee). Securities called for redemption become due on the date fixed for redemption. On and after the Redemption Date, interest ceases to accrue on Securities or portions of them called for redemption. Each notice of redemption shall identify the Securities (including the CUSIP number) to be redeemed and shall state:

            (1) the Redemption Date;

            (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

            (3) the name and address of the Paying Agent;

            (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price, plus accrued interest, if any;

            (5) that, unless the Issuer defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;

            (6) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

            (7) if fewer than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

            (8) the CUSIP Number, ISIN and/or "Common Code" number, if any, printed on the Securities being redeemed;

            (9) that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN and/or "Common Code" number, if any, listed in such notice or printed on the Securities; and

            (10) the Section of the Securities pursuant to which the Securities are to be redeemed.

            The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Security. Notices of redemption may not be conditional.

SECTION 3.04. Effect of Notice of Redemption.

            Once notice of redemption is mailed in accordance with Section 3.03, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption Date), but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates. On and after the Redemption Date interest shall cease to accrue on Securities or portions thereof called for redemption.

SECTION 3.05. Deposit of Redemption Price.

            With respect to the Securities, prior to 10:00 a.m., New York time, on the Redemption Date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or a Wholly Owned Subsidiary is a Paying Agent, shall segregate and hold in trust) U.S. Legal Tender and/or U.S. Government Securities sufficient to pay the redemption price of and accrued interest on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Issuer to the Trustee for cancellation. On and after the Redemption Date, interest shall cease to accrue on the Securities or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the Securities.

SECTION 3.06. Securities Redeemed in Part.

            If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion of the original Security shall be issued in the name of the Holder thereof upon cancellation of the original Security.

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01.        Payment of Securities.

            (a) The Issuer shall pay the principal of (and premium, if any) and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Issuer or an Affiliate thereof) holds on that date U.S. Legal Tender and/or U.S. Government Securities designated for and sufficient to pay the installment. Interest on the Securities will be computed on the basis of a 360-day year comprised of twelve 30-day months.

            (b) The Issuer shall pay interest on overdue principal (including, without limitation, post petition interest in a proceeding under any Bankruptcy
Law), and overdue interest, to the extent lawful, at the same rate per annum borne by the Securities.

SECTION 4.02. Maintenance of Office or Agency.

            (a) The Issuer shall maintain the offices or agencies required under
Section 2.03. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such offices or agencies. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

            (b) The Issuer may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            (c) The Issuer hereby initially designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03.

SECTION 4.03. Corporate Existence.

            Except as otherwise permitted by Article Five, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in accordance with its organizational documents.

SECTION 4.04. Payment of Taxes and Other Claims.

            The Issuer shall, and shall cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or any of its respective Subsidiaries or upon the income, profits or property of it or any of its respective Subsidiaries and (b) all lawful claims for labor, materials and supplies except, in each case, any such tax, assessment, charge or claim as is being contested in good faith by appropriate actions or where the failure to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim is not materially adverse to the Holders.

SECTION 4.05. Maintenance of Properties and Insurance.

            (a) The Issuer shall cause all material properties owned by or leased by it or any of its Restricted Subsidiaries used or useful to the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all repairs, renewals, replacements, and betterments thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this
Section 4.05 shall prevent the Issuer or any of its Restricted Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Issuer or any such Restricted Subsidiary desirable in the conduct of the business of the Issuer or any such Restricted Subsidiary; provided, further, that nothing in this Section 4.05 shall prevent the Issuer or any of its Restricted Subsidiaries from discontinuing or disposing of any properties to the extent otherwise permitted by this Indenture.

            (b) The Issuer shall maintain, and shall cause its Restricted Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self insured amounts and co-insurance provisions, as are appropriate for a business of this type and size as determined in good faith by the Issuer, including property and casualty loss, workers' compensation and interruption of business insurance.

SECTION 4.06. Compliance Certificate; Notice of Default.

            (a) The Issuer shall deliver to the Trustee, within 90 days after the close of each fiscal year commencing with the fiscal year ending December 31, 2004, an Officers' Certificate stating that a review of the activities of the Issuer and its Restricted Subsidiaries has been made under the supervision of the signing Officers with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge, the Issuer during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default occurred during such year and at the date of such certificate there is no Default that has occurred and is continuing or, if such signers do know of such Default, the certificate shall describe its status with particularity. The Officers' Certificate shall also notify the Trustee should the Issuer elect to change the manner in which it fixes its fiscal year end.

            (b) The Issuer shall deliver to the Trustee as soon as possible, and in any event within five days after the Issuer becomes aware of the occurrence of any Default, an Officers' Certificate specifying the Default and describing its status with particularity and the action proposed to be taken thereto.

            (c) The Issuer's fiscal year currently ends on December 31. The Issuer will provide written notice to the Trustee of any change in its fiscal year.

SECTION 4.07. Compliance with Laws.

            The Issuer shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except, in any such case, to the extent the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Issuer and its Restricted Subsidiaries taken as a whole.

SECTION 4.08. Waiver of Stay, Extension or Usury Laws.

            The Issuer covenants (to the extent permitted by applicable law) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer from paying all or any portion of the principal of and/or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and (to the extent permitted by applicable law) the Issuer hereby expressly waives all benefit or advantage of any such law, and covenants (to the extent permitted by applicable law) that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.09. Change of Control.

            (a) If a Change of Control occurs, unless the Issuer at such time has the right and gives notice of redemption under Section 5 or Section 6 of the Securities, each Holder will have the right to require the Issuer to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Securities pursuant to a Change of Control Offer (the "CHANGE OF CONTROL OFFER") on the terms set forth in this Indenture. In the Change of Control Offer, the Issuer will offer to pay an amount in cash (the "CHANGE OF CONTROL PAYMENT") equal to 101% of the aggregate principal amount of Securities repurchased, plus accrued and unpaid interest and Additional Interest, if any, on the Securities repurchased, to the date of purchase.

            (b) Within 30 days following any Change of Control, unless the Issuer at such time has the right and gives notice of redemption under Section 5 or Section 6 of the Securities, the Issuer will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Securities on the date (the "CHANGE OF CONTROL PAYMENT DATE") specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice. Such notice shall state:

            (1) that the Change of Control Offer is being made pursuant to this
      Section 4.09 and that all Securities tendered and not withdrawn will be accepted for payment;

            (2) the purchase price (including the amount of accrued interest and any Additional Interest) and the Change of Control Payment Date;

            (3) that any Security not tendered will continue to accrue interest;

            (4) that, unless the Issuer defaults in making payment therefor, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

            (5) that Holders electing to have a Security purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

            (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing such Holder's election to have such Security purchased;

            (7) that Holders whose Securities are purchased only in part will be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; and

            (8) the circumstances and relevant facts regarding such Change of Control.

            (c) On the Change of Control Payment Date, the Issuer will, to the extent lawful:

            (1) accept for payment all Securities or portions of Securities properly tendered pursuant to the Change of Control Offer;

            (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions of Securities properly tendered; and

            (3) deliver or cause to be delivered to the Trustee the Securities properly accepted together with an Officers' Certificate stating the aggregate principal amount of Securities or portions of Securities being purchased by the Issuer.

            (d) The Paying Agent will promptly mail to each Holder of Securities properly tendered the Change of Control Payment for such Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security will be in a principal amount of $1,000 or an integral multiple of $1,000.

            Prior to complying with any of the provisions of this Section 4.09, but in any event within 90 days following a Change of Control, to the extent required to permit the Issuer to comply with this Section 4.09, the Issuer will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. However, if the Change of Control Payment Date is on or after an interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Security is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Securities pursuant to the Change of Control Offer.

            (e) Notwithstanding the foregoing, the Issuer shall not be required to make a Change of Control Offer, as provided above, if, in connection with or in contemplation of any Change of Control, it or a third party has made an offer to purchase (an "ALTERNATE OFFER") any and all Securities validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Securities properly tendered in accordance with the terms of such Alternate Offer. The Alternate Offer must comply with all the other provisions applicable to the Change of Control Offer, shall remain, if commenced prior to the Change of Control, open for acceptance until the consummation of the Change of Control and must permit Holders to withdraw any tenders of Securities made into the Alternate Offer until the final expiration or consummation thereof, subject to Sections 4.09(b)(5) and (6).

            (f) The Issuer will comply, and will cause any third party making a Change of Control Offer or an Alternate Offer to comply, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with a Change of Control Offer or an Alternate Offer. To the extent the provisions of any applicable securities laws or regulations conflict with the provisions of this Indenture relating to a Change of Control Offer, the Issuer will not be deemed to have breached its obligations under this Indenture by virtue of complying with such laws or regulations.

SECTION 4.10. Incurrence of Indebtedness and Issuance of Preferred Stock.

            (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly or directly liable, contingently or otherwise, with respect to (collectively "INCUR") any Indebtedness (including Acquired Debt), and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Issuer and any Restricted Subsidiary that is a Guarantor may incur Indebtedness (including Acquired Debt) and any Restricted Subsidiary that is a Guarantor may issue Preferred Stock if the Fixed Charge Coverage Ratio for the Issuer's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Preferred Stock is issued would have been (x) prior to January 1, 2006, at least 2.0 to 1.0 and (y) on and after January 1, 2006, at least 2.375 to 1.0, in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) (the "COVERAGE RATIO EXCEPTION"), as if the additional Indebtedness had been incurred or the Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

            (b) Section 4.10(a) will not prohibit the incurrence of any of the following (collectively, "PERMITTED DEBT"):

            (1) the incurrence of Indebtedness under the Credit Agreement together with the incurrence of the guarantees thereunder and the issuance and creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount, of $725.0 million outstanding at any one time, less the amount of all mandatory principal payments (with respect to revolving borrowings and letters of credit, only to the extent revolving commitments are correspondingly reduced) actually made by the borrower thereunder in respect of Indebtedness thereunder with Net Proceeds from Asset Sales;

            (2) the incurrence by the Issuer and the Guarantors of Indebtedness represented by the Securities (including any Guarantee thereof) issued on the Issue Date and the incurrence by the Issuer and the Guarantors of Indebtedness represented by the Exchange Securities issued in exchange for the Securities issued on the Issue Date (including any Guarantee thereof);

            (3) Existing Indebtedness (other than Indebtedness described in clauses (1) and (2) of this Section 4.10(b));

            (4) Indebtedness (including Capitalized Lease Obligations) incurred by the Issuer or any Restricted Subsidiary to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Permitted Business (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) within 270 days before or after such purchase, lease or improvement in an aggregate principal amount that, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause
      (4) and any Indebtedness that refunds or refinances such Indebtedness, does not exceed the greater of (x) $25.0 million and (y) 1.0% of Total Assets;

            (5) Indebtedness incurred by the Issuer or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers' compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

            (6) Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that (A) such Indebtedness is not reflected on the balance sheet of the Issuer or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer and any Restricted Subsidiaries in connection with such disposition;

            (7) Indebtedness of the Issuer owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Issuer or any Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Issuer or a Restricted Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the issuer thereof and
      (B) if the Issuer is the obligor on such Indebtedness, such Indebtedness is expressly subordinated in right of payment to all obligations of the Issuer with respect to the Securities;

            (8) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or a Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or a Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock;

            (9) Hedging Obligations of the Issuer or any Restricted Subsidiary (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting (A) interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding or (B) exchange rate risk with respect to any currency exchange;

            (10) obligations in respect of performance and surety bonds and performance and completion guarantees provided by the Issuer or any Restricted

      Subsidiary or obligations in respect of letters of credit related thereto, in each case in the ordinary course of business or consistent with past practice;

            (11) Indebtedness of the Issuer or any Restricted Subsidiary or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount and liquidation preference of all other Indebtedness and Preferred Stock then outstanding and incurred pursuant to this clause (11), does not at any one time outstanding exceed $100.0 million (it being understood that any Indebtedness or Preferred Stock incurred pursuant to this clause (11) shall cease to be deemed incurred or outstanding for purposes of this clause (11) but shall be deemed incurred for the purposes of Section 4.10(a) from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness or Preferred Stock under Section 4.10(a) without reliance on this clause (11));

            (12) (x) any guarantee by the Issuer or a Guarantor of Indebtedness of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of this Indenture; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Securities or the Guarantee of such Restricted Subsidiary, as applicable, any such guarantee of such Guarantor with respect to such Indebtedness shall be subordinated in right of payment to such Guarantor's Guarantee with respect to the Securities substantially to the same extent as such Indebtedness is subordinated to the Securities or the Guarantee of such Restricted Subsidiary, as applicable, (y) any guarantee by a Non-Guarantor Restricted Subsidiary of Indebtedness of another Non-Guarantor Restricted Subsidiary incurred in accordance with the terms of this Indenture, and (z) any guarantee by a Guarantor of Indebtedness of the Issuer incurred in accordance with the terms of this Indenture;

            (13) the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness or Preferred Stock that serves to refund or refinance any Indebtedness incurred as permitted by Section 4.10(a) and clauses (2) and
      (3) above, this clause (13) and clauses (14) and (17) below or any Indebtedness issued to so refund or refinance such Indebtedness including additional Indebtedness incurred to pay premiums and fees in connection therewith (the "REFINANCING INDEBTEDNESS") prior to its respective maturity; provided, however, that such Refinancing Indebtedness (A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refunded or refinanced,
      (B) to the extent such Refinancing Indebtedness refinances Indebtedness subordinated or pari passu to the Securities or the Guarantees, such Refinancing Indebtedness is subordinated or pari passu to the Securities or the Guarantees at least to the same extent as the Indebtedness being refinanced or

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

      refunded, (C) shall not include (x) Indebtedness or Preferred Stock of a Subsidiary that is not a Guarantor that refinances Indebtedness or Preferred Stock of the Issuer or a Guarantor or (y) Indebtedness or Preferred Stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness or Preferred Stock of an Unrestricted Subsidiary, (D) shall not be in a principal amount in excess of the principal amount of, premium, if any, accrued interest on, and related fees and expenses of, the Indebtedness being refunded or refinanced and (E) shall not have a stated maturity date prior to the Stated Maturity of the Indebtedness being refunded or refinanced; and provided, further, that subclause (A) of this clause (13) will not apply to any refunding or refinancing of any Senior Debt;

            (14) Indebtedness or Preferred Stock of Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into the Issuer or a Restricted Subsidiary in accordance with the terms of this Indenture; provided that such Indebtedness or Preferred Stock is not incurred in connection with or in contemplation of such acquisition or merger; and provided, further, that after giving effect to such incurrence of Indebtedness either (A) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception or (B) the Fixed Charge Coverage Ratio would be greater than immediately prior to such acquisition;

            (15) Indebtedness arising from the honoring by a bank or financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of its incurrence;

            (16) Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer supported by a letter of credit issued pursuant to the Credit Agreement in a principal amount not in excess of the stated amount of such letter of credit;

            (17) Contribution Indebtedness;

            (18) (a) if the Issuer could incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception after giving effect to such borrowing, Indebtedness of Foreign Subsidiaries of the Issuer not otherwise permitted hereunder or (b) if the Issuer could not incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception hereof after giving effect to such borrowing, Indebtedness of Foreign Subsidiaries of the Issuer incurred for working capital purposes, provided, however, that the aggregate principal amount of Indebtedness incurred under this clause (18) which, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (18), does not exceed the greater of (x) $65.0 million and (y) 2.50% of Total Assets; and

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

            (19) Indebtedness consisting of promissory notes issued by the Issuer or any Guarantor to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdco permitted by
      Section 4.11.

            (c) For purposes of determining compliance with this Section 4.10, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through
(19) above, or is entitled to be incurred pursuant to Section 4.10(a), the Issuer will be permitted to classify and later reclassify such item of Indebtedness in any manner that complies with this covenant, and such item of Indebtedness will be treated as having been incurred pursuant to only one of such categories. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant. Notwithstanding the foregoing, Indebtedness under the Credit Agreement outstanding on the date on which Securities are first issued and authenticated under this Indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of "Permitted Debt" in Section 4.10(b) and the Issuer shall not be permitted to reclassify all or any portion of such Indebtedness. The maximum amount of Indebtedness that the Issuer and its Restricted Subsidiaries may incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies.

SECTION 4.11. Restricted Payments.

            (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

            (A) declare or pay any dividend or make any other distribution on account of the Issuer's or any of its Restricted Subsidiaries' Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation (other than (x) dividends or distributions by the Issuer payable in Equity Interests (other than Disqualified Stock) of the Issuer or in options, warrants or other rights to purchase such Equity Interests (other than Disqualified Stock) or (y) dividends or distributions by a Restricted Subsidiary to the Issuer or any other Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to its other holders of common stock on a pro rata basis) so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

            (B) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent corporation of the Issuer, including in connection with any merger or consolidation involving the Issuer;

            (C) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment, sinking fund payment or maturity, any Indebtedness subordinated or junior in right of payment to the Securities (or, as applicable, any Guarantees) (other than (x) Indebtedness permitted under clauses (7) and
      (8) of the definition of "Permitted Debt" in Section 4.10(b) or (y) the purchase, repurchase or other acquisition of Indebtedness subordinated or junior in right of payment to the Securities, purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition); or

            (D) make any Restricted Investment (all such payments and other actions set forth in these clauses (A) through (D) being collectively referred to as "RESTRICTED PAYMENTS"),

unless, at the time of and after giving effect to such Restricted Payment:

            (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

            (2) the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; and

            (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and the Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (3), (4), (5), (6), (8), (10), (11), (12), (13) and (15) of
      Section 4.11(b)), is less than the sum, without duplication, of

                  (a) 50% of the Consolidated Net Income of the Issuer for the
            period (taken as one accounting period) from the Issue Date to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

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

                  (b) 100% of the aggregate net cash proceeds and the fair
            market value, as determined in good faith by the Board of Directors of the Issuer, of property and marketable securities received by the Issuer after the Issue Date from the issue or sale of (x) Equity Interests of the Issuer (including Retired Capital Stock) (but excluding (i) cash proceeds and marketable securities received from Equity Offerings to the extent used to redeem Securities in compliance with Section 6 of the Securities, (ii) cash proceeds and marketable securities received from the sale of Equity Interests of the Issuer, or Equity Interests of Holdco the proceeds of which are contributed to the Issuer, to members of management, directors or consultants of the Issuer, any direct or indirect parent corporation of the Issuer and their Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with Section 4.11(b)(4), (iii) Designated Preferred Stock, (iv) the Cash Contribution Amount and (v) Disqualified Stock) or (y) debt securities of the Issuer that have been converted into such Equity Interests of the Issuer (other than Refunding Capital Stock, Equity Interests or convertible debt securities of the Issuer sold to a Restricted Subsidiary or the Issuer, as the case may be, and other than Disqualified Stock or Designated Preferred Stock or debt securities that have been converted into Disqualified Stock or Designated Preferred Stock), plus

                  (c) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Board of Directors of the Issuer, of property and marketable securities contributed to the capital of the Issuer after the Issue Date (other than (i) net cash proceeds from Equity Offerings to the extent used to redeem Securities in compliance with Section 6 of the Securities, (ii) by a Restricted Subsidiary, (iii) any Excluded Contributions, (iv) any Disqualified Stock, (v) any Designated Preferred Stock, (vi) the Cash Contribution Amount and (vii) net cash proceeds applied to Restricted Payments made in accordance with Section 4.11(b)(4)), plus

                  (d) 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Board of Directors of the Issuer, of property and marketable securities received after the Issue Date by means of (A) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances which constitute Restricted Investments of the Issuer or its Restricted Subsidiaries or (B) the sale (other than to the Issuer or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the

            Investment in such Unrestricted Subsidiary was made by a Restricted Subsidiary pursuant to clause (11) of Section 4.11(b) or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary, plus

                  (e) in the case of the redesignation of an Unrestricted
            Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into the Issuer or a Restricted Subsidiary or the transfer of assets of an Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Board of Directors of the Issuer in good faith at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, consolidation or transfer of assets (other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by a Restricted Subsidiary pursuant to clause (11) of Section 4.11(b) or to the extent such Investment constituted a Permitted Investment).

            (b) Notwithstanding the foregoing, the provisions set forth in
Section 4.11(a) do not prohibit:

            (1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;

            (2) (A) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Issuer or any direct or indirect parent corporation ("RETIRED CAPITAL STOCK") or Indebtedness subordinated to the Securities in exchange for or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary or the Issuer) of Equity Interests of the Issuer or any direct or indirect parent corporation of the Issuer or contributions to the equity capital of the Issuer (in each case, other than Disqualified Stock and the Cash Contribution Amount) ("REFUNDING CAPITAL STOCK") and (B) the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) of Refunding Capital Stock;

            (3) the redemption, repurchase or other acquisition or retirement of Indebtedness subordinated to the Securities made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the borrower thereof, which is incurred in compliance with Section 4.10 so long as (A) the principal amount of such new Indebtedness does not exceed the principal amount of the Indebtedness subordinated to the Securities being so redeemed, repurchased, acquired

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

      or retired for value plus related fees and expenses and the amount of any premium required to be paid under the terms of the instrument governing the Indebtedness subordinated to the Securities being so redeemed, repurchased, acquired or retired, (B) such new Indebtedness is subordinated to the Securities and any Guarantees thereof at least to the same extent as the Indebtedness subordinated to the Securities so purchased, exchanged, redeemed, repurchased, acquired or retired for value, (C) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Indebtedness subordinated to the Securities being so redeemed, repurchased, acquired or retired and (D) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Indebtedness subordinated to the Securities being so redeemed, repurchased, acquired or retired;

            (4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Issuer or any of its direct or indirect parent corporations held by any future, present or former employee, director or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent corporations pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate amount of Restricted Payments made under this clause (4) does not exceed in any calendar year $15.0 million (with unused amounts in any calendar year being carried over to the two succeeding calendar years); and provided, further, that such amount may be increased by an amount not to exceed (A) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any of its direct or indirect parent corporations, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries or any of its direct or indirect parent corporations that occurs after the Issue Date plus (B) the amount of any cash bonuses otherwise payable to members of management, directors or consultants of the Issuer or any of its Subsidiaries or any of its direct or indirect parent corporations in connection with the Transactions that are foregone in return for the receipt of Equity Interests of the Issuer or any direct or indirect parent corporation of the Issuer plus (C) the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after the Issue Date (provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (A), (B) and
      (C) above in any calendar year) less (D) the amount of any Restricted Payments previously made pursuant to clauses (A), (B) and (C) of this clause (4);

            (5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary issued or incurred in accordance with this Section 4.11 to the extent such dividends are included in the definition of "Fixed Charges" for such entity;

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

            (6) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date and the declaration and payment of dividends to any direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent company of the Issuer issued after the Issue Date; provided, however, that (A) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Issuer would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00 and (B) the aggregate amount of dividends declared and paid pursuant to this clause (6) does not exceed the net cash proceeds actually received by the Issuer from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;

            (7) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, after giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale received by the Issuer and/or its Restricted Subsidiaries consist of cash and/or marketable securities, not to exceed the greater of $15.0 million and 1.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

            (8) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

            (9) the payment of dividends on the Issuer's common stock following the first public offering of the Issuer's common stock or the common stock of any of its direct or indirect parent corporations after the Issue Date, of up to 6.0% per annum of the net cash proceeds received by or contributed to the Issuer in any past or future public offering, other than public offerings with respect to the Issuer's common stock registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

            (10) Investments that are made with Excluded Contributions;

            (11) other Restricted Payments in an aggregate amount not to exceed $35.0 million;

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

            (12) the declaration and payment of dividends to, or the making of loans to, Holdco in amounts required for it to pay:

                  (A) franchise taxes and other fees, taxes and expenses
            required to maintain its corporate existence;

                  (B) federal, state and local income taxes to the extent such income taxes are attributable to the income of the Issuer and its Restricted Subsidiaries and, to the extent of the amount actually received from the Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of the Unrestricted Subsidiaries, provided, however, that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer and the Restricted Subsidiaries would be required to pay in respect of federal, state and local taxes for such fiscal year were the Issuer and the Restricted Subsidiaries to pay such taxes as a stand-alone taxpayer;

                  (C) customary salary, bonus and other benefits payable to
            officers and employees of any direct or indirect parent corporation of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

                  (D) general corporate overhead expenses (including
            professional and administrative expenses) for any direct or indirect parent corporation of the Issuer to the extent such expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries; and

                  (E) fees and expenses other than to Affiliates related to an unsuccessful equity or debt offering not prohibited by this Indenture;

            (13) cash dividends or other distributions on the Issuer's or any Restricted Subsidiary's Capital Stock used to, or the making of loans, the proceeds of which will be used to, fund the payment of fees and expenses incurred in connection with the Transactions, the offering of the Initial Securities, or owed to Affiliates, in connection with the Transactions;

            (14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to provisions similar to Sections 4.09 and 4.13; provided that a Change of Control Offer or Asset Sale Offer, as applicable, has been made and all Securities tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

            (15) the declaration and payment of dividends to Holdco of the net proceeds received by the Issuer from the sale of Securities and borrowings under the Credit Agreement on the Issue Date, the proceeds of which will be used as described in the Offering Memorandum; or

            (16) cash dividends or distributions of the Solid Edge Excess Proceeds; provided that immediately after giving effect to such Restricted Payment, the Leverage Ratio would not exceed 3.75 to 1.00;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (5), (6), (7), (9), (11), (14) and
(16) above, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

            (c) The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this
Section 4.11 will be determined in good faith by the Board of Directors of the Issuer. The Issuer's determination must be based upon an opinion or appraisal issued by an Independent Financial Advisor if the fair market value exceeds $25.0 million.

            (d) The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding investments by the Issuer and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the second paragraph of the definition of "Investments." Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time under this Section 4.11 or the definition of "Permitted Investments" and if such Subsidiary otherwise meets the definition of an "Unrestricted Subsidiary."

SECTION 4.12. Liens.

            (a) The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) that secures obligations under any Indebtedness ranking pari passu with or subordinated to the Securities or a related Guarantee on any asset or property of the Issuer or any such Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

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

            (1) in the case of Liens securing Indebtedness subordinated to the Securities or the Guarantees, the Securities and any related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

            (2) in all other cases, the Securities and any related Guarantees are equally and ratably secured.

            (b) Notwithstanding the foregoing, Section 4.12(a) shall not apply to:

            (i) Liens existing on the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

            (ii) Liens securing the Securities and the related Guarantees and the Exchange Securities (including Exchange Securities issued in exchange for Additional Securities issued in accordance with the terms of this Indenture) and the related Guarantees;

            (iii) Liens securing Senior Debt or Guarantor Senior Debt and the related guarantees of such Senior Debt or Guarantor Senior Debt; and

            (iv) Permitted Liens.

SECTION 4.13. Asset Sales.

            (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

            (1) the Issuer (or such Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

            (2) in the case of Asset Sales involving consideration in excess of $10.0 million, the fair market value is determined by the Issuer's Board of Directors and evidenced by a Board Resolution set forth in an Officers' Certificate delivered to the Trustee; and

            (3) except for any Permitted Asset Swap, at least 75% of the consideration received in the Asset Sale by the Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents.

For purposes of clause (3) above, the amount of (i) any liabilities (as shown on the Issuer's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Issuer or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Securities or the Guarantees) that are assumed by the transferee of any such assets and from

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which the Issuer and all Restricted Subsidiaries have been validly released by all creditors in writing, (ii) any securities received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale and (iii) any Designated Noncash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value (as determined in good faith by the Board of Directors of the Issuer), taken together with all other Designated Noncash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed the greater of
(x) $50.0 million and (y) 2.0% of Total Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received without giving effect to subsequent changes in value), shall be deemed to be cash for purposes of this Section 4.13(a) and for no other purpose.

            (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer may apply those Net Proceeds at its option:

            (1) to permanently reduce Obligations under Senior Debt of the Issuer (and to correspondingly reduce commitments with respect thereto) or Indebtedness that ranks pari passu with the Securities (provided that if the Issuer shall so reduce Obligations under such Indebtedness of the Issuer that ranks pari passu with the Securities, it will equally and ratably reduce Obligations under the Securities by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, on the pro rata principal amount of Securities) or Indebtedness of a Restricted Subsidiary, in each case, other than Indebtedness owed to the Issuer or an Affiliate of the Issuer;

            (2) to an investment in (A) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or a Restricted Subsidiary owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (B) capital expenditures or (C) other assets, in each of (A), (B) and (C), used or useful in a Permitted Business; and/or

            (3) to an investment in (A) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and it results in the Issuer or a Restricted Subsidiary owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (B) properties or (C) assets that, in each of (A), (B) and (C), replace the businesses, properties and assets that are the subject of such Asset Sale.

            (c) When the aggregate amount of Net Proceeds not applied or invested in accordance with the preceding paragraph ("EXCESS PROCEEDS") exceeds $20.0 million, the Issuer will make an offer (an "ASSET SALE OFFER") to all Holders and holders of Indebtedness that ranks pari passu with the Securities and contains provisions similar to those set forth in this Indenture with respect to offers to purchase with the proceeds of sales of assets to purchase, on a pro rata basis, the maximum principal amount of Securities and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds (the "ASSET SALE OFFER AMOUNT"). The offer price in any Asset Sale Offer will be equal to 100% of principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (the "ASSET SALE PAYMENT"), and will be payable in cash.

            (d) Pending the final application of any Net Proceeds, the Issuer may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

            (e) If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Securities tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Securities to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

            (f) Upon the commencement of an Asset Sale Offer, the Issuer shall send, by first class mail, a notice to the Trustee and to each Holder at its registered address. The notice shall contain all instructions and materials necessary to enable such Holder to tender Securities pursuant to the Asset Sale Offer. Any Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

            (1) that the Asset Sale Offer is being made pursuant to this Section 4.13;

            (2) the Asset Sale Offer Amount, the Asset Sale Payment and the date on which Securities tendered and accepted for payment shall be purchased, which date shall be at least 30 days and no later than 60 days from the date such notice is mailed (the "ASSET SALE PAYMENT DATE");

            (3) that any Securities not tendered or accepted for payment shall continue to accrue interest;

            (4) that, unless the Issuer defaults in making such payment, any Securities accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Payment Date;

            (5) that Holders electing to have a Security purchased pursuant to any Asset Sale Offer shall be required to surrender the Security, with the form entitled "Option of Holder To Elect Purchase" on the reverse of the Securities completed, or transfer such Security by book-entry transfer, to the Paying Agent at the address specified in the notice at least three days before the Asset Sale Payment Date;

            (6) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Asset Sale Payment Date, a notice setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing such Holder's election to have such Security purchased;

            (7) that, if the aggregate principal amount of Securities surrendered by Holders exceeds the Asset Sale Offer Amount, the Issuer shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuer so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be purchased); and

            (8) that Holders whose Securities were purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered (or transferred by book-entry transfer); provided that such Securities shall be in denominations of $1,000 or integral multiples $1,000.

            (g) On the Asset Sale Payment Date, the Issuer shall, to the extent lawful: (1) accept for payment all Securities or portions thereof properly tendered pursuant to the Asset Sale Offer; (2) deposit with the Paying Agent U.S. Legal Tender and/or U.S. Government Securities sufficient to pay the Asset Sale Payment in respect of all Securities or portions thereof so tendered; and
(3) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the aggregate principal amount of Securities or portions thereof being repurchased by the Issuer. The Issuer shall publicly announce the results of the Asset Sale Offer on the Asset Sale Payment Date.

            (h) The Paying Agent shall promptly mail to each Holder so tendered the Asset Sale Payment for such Securities, and the Trustee shall promptly authenticate pursuant to an Issuer Order and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unrepurchased portion of the Securities surrendered, if any; provided that each such new Security shall be in a principal amount of $1,000 or an integral multiple of $1,000. However, if the Asset Sale Payment Date is on or after an interest Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Security is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Securities pursuant to the Asset Sale Offer.

            (i) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Securities pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.13, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.13 by virtue of such conflict.

SECTION 4.14. Transactions with Affiliates.

            (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "AFFILIATE TRANSACTION") involving aggregate consideration in excess of $3.5 million, unless:

            (1) the Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

            (2) the Issuer delivers to the Trustee:

                  (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a Board Resolution approving such Affiliate Transaction set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this Section 4.14 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

                  (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an Independent Financial Advisor.

            (b) The restrictions set forth in Section 4.14(a) do not apply to:

            (1) transactions between or among the Issuer and/or any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction;

            (2) Restricted Payments (other than pursuant to clause (7) of Section 4.11(b)) and Permitted Investments (other than pursuant to clauses
      (3), (10), (14) and (16) of the definition thereof) permitted by this Indenture;

            (3) the payment to the Sponsors and any of their Affiliates of annual management, consulting, monitoring and advisory fees pursuant to the Management Agreement in an aggregate amount in any fiscal year not to exceed $3.0 million and Termination Fees and related indemnities and reasonable expenses;

            (4) the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, officers, directors, employees or consultants of the Issuer, any of its direct or indirect parent corporations or any Restricted Subsidiary, as determined in good faith by the Board of Directors of the Issuer or senior management thereof;

            (5) the payment by the Issuer or any Restricted Subsidiary to the Sponsors and any of their Affiliates for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the members of the Board of Directors of the Issuer or a majority of the disinterested members of the Board of Directors of the Issuer, in each case in good faith;

            (6) transactions in which the Issuer or any Restricted Subsidiary delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view;

            (7) payments or loans (or cancellations of loans) to employees or consultants of the Issuer or any of its direct or indirect parent corporations or any Restricted Subsidiary which are approved by a majority of the Board of Directors of the Issuer in good faith and which are otherwise permitted under this Indenture;

            (8) payments made or performance under any agreement as in effect on the Issue Date (other than the Management Agreement and Stockholders Agreement, but including, without limitation, each of the other agreements entered into in connection with the Transactions) or any amendment thereto (so long as any such amendment is not less advantageous to the Holders in any material respect than the original agreement as in effect on the Issue
      Date);

            (9) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, the Stockholders Agreement (including any registration rights agreement or purchase agreements related thereto to which it is a party as of the Issue Date and any similar agreement that it may enter into thereafter); provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under, any future amendment to the Stockholders Agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (9) to the extent that the terms of any such existing agreement, together with all amendments thereto, taken as a whole, or new agreement are not otherwise more disadvantageous to Holders in any material respect than the original agreement as in effect on the Issue Date;

            (10) (x) the Transactions and the payment of all fees and expenses related to the Transactions and (y) the payment of bonuses or the issuance of equity to management of the Issuer or any of its Subsidiaries upon consummation of the Transactions in an aggregate amount not to exceed $4.0 million;

            (11) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture that are fair to the Issuer or the Restricted Subsidiaries, in the reasonable determination of the members of the Board of Directors of the Issuer or the senior management thereof, or are on terms at least as favorable as would reasonably have been entered into at such time with an unaffiliated party; and

            (12) if otherwise permitted hereunder, the issuance of Equity Interests (other than Disqualified Stock) of Holdco to any Permitted Holder or to any director, officer, employee or consultant of the Issuer or Holdco or their Subsidiaries or of the Issuer to Holdco or to any Permitted Holder or to any director, officer, employee or consultant of the Issuer or Holdco or their Subsidiaries.

SECTION 4.15. Dividend and Other Payment Restrictions Affecting Subsidiaries.

            (a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to:

            (1) pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

            (2) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

            (3) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.

            (b) However, the preceding restrictions in Section 4.15(a) will not apply to encumbrances or restrictions existing under or by reason of:

            (1) contractual encumbrances or restrictions in effect (x) pursuant to the Credit Agreement or related documents or (y) on the Issue Date, including, without limitation, pursuant to Existing Indebtedness and related documentation;

            (2) this Indenture, the Securities and the Guarantees (including any Exchange Securities and related Guarantees);

            (3) purchase money obligations or other obligations described in
      Section 4.10(b)(4) for property acquired in the ordinary course of business that in each case impose restrictions of the nature discussed in clause (3) of Section 4.15(a) on the property so acquired;

            (4) applicable law or any applicable rule, regulation or order;

            (5) any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

            (6) contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

            (7) secured Indebtedness otherwise permitted to be incurred pursuant to Sections 4.10 and 4.12 that limits the right of the debtor to dispose of the assets securing such Indebtedness;

            (8) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

            (9) other Indebtedness or Preferred Stock (i) of the Issuer or any Restricted Subsidiary that is a Guarantor that is incurred subsequent to the Issue Date pursuant to Section 4.10 or (ii) that is incurred by a Foreign Subsidiary of the Issuer subsequent to the Issue Date pursuant to clauses (1), (11) or (18) of Section 4.10(b);

            (10) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

            (11) customary provisions contained in leases, subleases, licenses or asset sale agreements and other agreements; and

            (12) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) of Section 4.15(a) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (11) of this Section 4.15(b), provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer's Board of Directors, no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

SECTION 4.16. Additional Subsidiary Guarantees.

            The Issuer will cause each Restricted Subsidiary that Guarantees any Indebtedness of the Issuer or any of its Guarantors to execute and deliver to the Trustee a Guarantee pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any and interest on the Securities on a senior subordinated basis and all other obligations under this Indenture. Notwithstanding the foregoing, in the event any Guarantor is released and discharged in full from all of its obligations under Guarantees of (1) each Credit Agreement and (2) all other Indebtedness of the Issuer and its Restricted Subsidiaries, then the Guarantee of such Guarantor shall be automatically and unconditionally released or discharged; provided, that such Restricted Subsidiary has not incurred any Indebtedness or issued any Preferred Stock in reliance on its status as a Guarantor under Section 4.10 unless such Guarantor's obligations under such Indebtedness or Preferred Stock, as the case may be, so incurred are satisfied in full and discharged or are otherwise permitted under one of the exceptions available at the time of such release to Restricted Subsidiaries under Section 4.10(b).

            Each Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

            Each Guarantee shall be released in accordance with Article Eleven.

SECTION 4.17. Reports to Holders.

            (a) Whether or not required by the Commission, so long as any Securities are outstanding, if not filed electronically with the Commission through the Commission's Electronic Data Gathering, Analysis, and Retrieval System (or any successor system), the Issuer will furnish to the Holders, within the time periods specified in the Commission's rules and regulations:

            (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Issuer were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Issuer's certified independent accountants; and

            (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports.

            (b) In addition, whether or not required by the Commission, after the consummation of the Exchange Offer or the effectiveness of the Shelf Registration Statement, the Issuer will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Issuer has agreed that, for so long as any Securities remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

            (c) In addition, if at any time Holdco becomes a Guarantor (there being no obligation of Holdco to do so), holds no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer or of any direct or indirect parent corporation of the Issuer (and performs the related incidental activities associated with such ownership) and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the Commission (or any successor provision), the reports, information and other documents required to be filed and furnished to Holders pursuant to this Section 4.17 may, at the option of the Issuer, be filed by and be those of Holdco rather than the Issuer.

            (d) Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the Registered Exchange Offer or the effectiveness of the Shelf Registration Statement by the filing with the Commission of the Exchange Offer Registration Statement and/or Shelf Registration Statement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.

            If the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries, either individually or collectively, would otherwise have been a Significant Subsidiary, then the quarterly and annual financial information required by this Section 4.17 shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial statements and in Management's Discussion and Analysis of Results of Operations and Financial Condition, of the financial condition and results of operations of the Issuer and the Restricted Subsidiaries of the Issuer.

SECTION 4.18. Limitation on Layering.

            The Issuer will not, and will not permit any Restricted Subsidiary that is a Guarantor to, directly or indirectly, incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) contractually subordinated or junior in right of payment to any Senior Debt (including Acquired Debt) of the Issuer or Guarantor Senior Debt (including Acquired Debt) of such Restricted Subsidiary, as the case may be, unless such Indebtedness is either

            (1) pari passu in right of payment with the Securities or the Guarantees; or

            (2) subordinate in right of payment to the Securities or the Guarantees.

            For purposes of the foregoing, no Indebtedness will be deemed to be contractually subordinated or junior in right of payment to any other Indebtedness solely by virtue of being unsecured or by virtue of the fact that the holders of Secured Indebtedness have entered into intercreditor or similar arrangements giving one or more of such holders priority over the other holders in the collateral held by them.

SECTION 4.19. Business Activities.

            The Issuer will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Issuer and its Subsidiaries taken as a whole.

SECTION 4.20. Payments for Consent.

            The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

SECTION 5.01. Merger, Consolidation, or Sale of Assets.

            (a) The Issuer may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:

            (1) either: (a) the Issuer is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States, the District of Columbia or any territory thereof (the Issuer or such Person, as the case may be, being herein called the "SUCCESSOR COMPANY");

            (2) the Successor Company (if other than the Issuer) assumes all the obligations of the Issuer under the Securities, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

            (3) immediately after such transaction no Default or Event of Default exists;

            (4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if the same had occurred at the beginning of the applicable four-quarter period, either

                  (a) the Successor Company would be permitted to incur at least
            $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

                  (b) the Fixed Charge Coverage Ratio for the Successor Company
            and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction; and

            (5) each Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under this Indenture and the Securities.

            For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer, which properties and assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

            The predecessor company will be released from its obligations under this Indenture and the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor will not be released from the obligation to pay the principal of and interest on the Securities.

            This Section 5.01 will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuer and its Restricted Subsidiaries. Notwithstanding the foregoing clauses (3) and (4), (i) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Issuer and (ii) the Issuer may merge with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in another state of the United States to realize tax benefits so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby. Notwithstanding anything to the contrary in this Indenture, the merger of UGS Corp. into UGS PLM Solutions Inc. shall be permitted.

            (b) The Issuer will deliver to the Trustee prior to the consummation of each proposed transaction an Officers' Certificate certifying that the conditions set forth above are satisfied and an Opinion of Counsel, which opinion may contain customary exceptions and qualifications, that the proposed transaction and the supplemental indenture, if any, comply with this Indenture.

                                  ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01. Events of Default.

            Each of the following is an "EVENT OF DEFAULT":

            (1) the Issuer defaults in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Securities, whether or not prohibited by Article Ten;

            (2) the Issuer defaults in the payment when due of interest or Additional Interest, if any, on or with respect to the Securities and such default continues for a period of 30 days, whether or not prohibited by Article Ten;

            (3) the Issuer defaults in the performance of, or breaches any covenant, warranty or other agreement contained in, this Indenture (other than a default in the performance or breach of a covenant, warranty or agreement which is specifically dealt with in clauses (1) or (2) above) and such default or breach continues for a period of 60 days after the notice specified below;

            (4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any Restricted Subsidiary or the payment of which is guaranteed by the Issuer or any Restricted Subsidiary (other than Indebtedness owed to the Issuer or a Restricted Subsidiary), whether such Indebtedness or guarantee now exists or is created after the Issue Date, if (A) such default either (1) results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or (2) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and
      (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $20.0 million (or its foreign currency equivalent) or more at any one time outstanding;

            (5) the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (A) commences a voluntary case,

                  (B) consents to the entry of an order for relief against it in an involuntary case,

                  (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                  (D) makes a general assignment for the benefit of its
            creditors,

                  (E) takes any comparable action under any foreign laws
            relating to insolvency,

                  (F) generally is not able to pay its debts as they become due,
            or

                  (G) takes any corporate action to authorize or effect any of the foregoing;

            (6) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Issuer or any Significant
            Subsidiary in an involuntary case,

                  (B) appoints a Custodian of the Issuer or any Significant
            Subsidiary or for all or substantially all of the property of the Issuer or any Significant Subsidiary, or

                  (C) orders the liquidation of the Issuer or any Significant
            Subsidiary,

      and the order or decree remains unstayed and in effect for 60 days;

            (7) the failure by the Issuer or any Significant Subsidiary to pay final judgments (other than any judgments covered by insurance policies issued by reputable and creditworthy insurance companies) aggregating in excess of $20.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and, with respect to any such judgments covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed; or

            (8) the Guarantee of a Significant Subsidiary or any group of Subsidiaries that, taken together as of the date of the most recent audited financial statements of the Issuer, would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms hereof) or any Guarantor denies or disaffirms its obligations under this Indenture or any Guarantee other than by reason of the release of the Guarantee in accordance with this Indenture and such Default continues for 10 days.

SECTION 6.02. Acceleration.

            If an Event of Default specified in Sections 6.01(5) and (6) above occurs with respect to the Issuer and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

            If any other Event of Default shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Securities under this Indenture may declare the principal of and accrued interest on such Securities to be due and payable by notice in writing to the Issuer and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "ACCELERATION NOTICE"), and the same shall become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement and five Business Days after receipt by the Issuer and the Representative under the Credit Agreement of such Acceleration Notice but only if such Event of Default is then continuing.

            At any time after a declaration of acceleration with respect to the Securities as described in the two preceding paragraphs, the Holders of a majority in principal amount of the Securities may rescind and cancel such declaration and its consequences:

            (1) if the rescission would not conflict with any judgment or decree;

            (2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

            (3) to the extent the payment of such interest is lawful, if interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

            (4) if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

            (5) in the event of the cure or waiver of an Event of Default of the type described in Sections 6.01(5) and (6), if the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies.

            (a) If a Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

            (b) The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon a Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

            (c) In the event of any Event of Default specified in clause (4) of
Section 6.01, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose the Issuer delivers an Officers' Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured.

            (d) Holders may not enforce this Indenture or the Securities except as provided in this Indenture and under the TIA. Subject to the provisions of this Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under this Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity.

SECTION 6.04. Waiver of Defaults.

            Provided the Securities are not then due and payable by reason of a declaration of acceleration, the Holders of a majority in aggregate principal amount of Securities at the time outstanding may on behalf of the Holders of all the Securities waive any Default with respect to such Securities and its consequences by providing written notice thereof to the Issuer and the Trustee, except a Default (1) in the payment of interest on or the principal of any Security or (2) in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Security affected. In the case of any such waiver, the Issuer, the Trustee and the Holders will be restored to their former positions and rights under this Indenture, respectively; provided that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

SECTION 6.05. Control by Majority.

            The Holders of not less than a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or that may involve the Trustee in personal liability; provided that the

Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

            In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification against any loss or expense caused by taking such action or following such direction.

SECTION 6.06. Limitation on Suits.

            A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

            (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

            (2) the Holder or Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

            (3) such Holder or Holders offer and provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

            (4) the Trustee does not comply with the request within 45 days after receipt of the request and the offer and the provision of indemnity; and

            (5) during such 45-day period the Holder or Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

            A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07. Rights of Holders To Receive Payment.

            Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08. Collection Suit by Trustee.

            If a Default in payment of principal or interest specified in
Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Securities for the whole amount of principal and accrued interest and fees remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Trustee May File Proofs of Claim.

            The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Issuer, its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. The Trustee shall be entitled to participate as a member of any official committee of creditors in the matters as it deems necessary or advisable.

SECTION 6.10. Priorities.

            Subject to the provisions of Article Ten, if the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

            FIRST: to the Trustee for amounts due under Section 7.07;

            SECOND: to Holders for interest accrued on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest;

            THIRD: to Holders for principal amounts due and unpaid on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal; and

            FOURTH: to the Issuer or, if applicable, the Guarantors, as their respective interests may appear.

            The Trustee, upon prior notice to the Issuer, may fix a Record Date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11. Undertaking for Costs.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Securities.

                                 ARTICLE SEVEN

                                    TRUSTEE

SECTION 7.01. Duties of Trustee.

            (a) If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

            (b) Except during the continuance of a Default:

            (1) The Trustee need perform only those duties as are specifically set forth herein or in the TIA and no duties, covenants, responsibilities or obligations shall be implied in this Indenture against the Trustee.

            (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officers' Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

            (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

            (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

            (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.

            (e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

            (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (g) In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

SECTION 7.02. Rights of Trustee.

            Subject to Section 7.01:

            (a) The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 12.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

            (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

            (e) The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

            (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officers' Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuer, to examine the books, records, and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer.

            (h) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

            (i) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

            (j) Except with respect to Section 4.01, the Trustee shall have no duty to inquire as to the performance of the Issuer with respect to the covenants contained in Article Four. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to

      Sections 4.01, 6.01(1) or 6.01(2) or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

            (k) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

            (l) Delivery of reports, information and documents to the Trustee under Section 4.17 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificate.

SECTION 7.03. Individual Rights of Trustee.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer, its Subsidiaries or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee's Disclaimer.

            The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuer's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuer in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture.

SECTION 7.05. Notice of Default.

            If a Default occurs and is continuing and the Trustee receives actual notice of such Default, the Trustee shall mail to each Holder notice of the uncured Default within 60 days after such Default occurs. Except in the case of a Default in payment of principal of, or interest on, any Security, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or the Asset Sale Payment Date pursuant to an Asset Sale Offer, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

SECTION 7.06. Reports by Trustee to Holders.

            Within 60 days after each May 15, beginning with May 15, 2005, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b), 313(c) and 313(d).

            A copy of each report at the time of its mailing to Holders shall be mailed to the Issuer and filed with the Commission and each securities exchange, if any, on which the Securities are listed.

            The Issuer shall notify the Trustee if the Securities become listed on any securities exchange or of any delisting thereof and the Trustee shall comply with TIA Section 313(d).

SECTION 7.07. Compensation and Indemnity.

            The Issuer shall pay to the Trustee from time to time such compensation as the Issuer and the Trustee shall from time to time agree in writing for its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee's negligence, bad faith or willful misconduct. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

            The Issuer shall indemnify each of the Trustee or any predecessor Trustee and its agents, employees, officers, stockholders and directors for, and hold them harmless against, any and all loss, damage, claims including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the costs and expenses of enforcing this Indenture or a Guarantee against the Issuer or a Guarantor (including this Section 7.07) and the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Trustee's rights, powers or duties hereunder (whether asserted by the Issuer, any Guarantor, any Holder or any other Person). The Trustee shall notify the Issuer promptly of any claim asserted against the Trustee or any of its agents, employees, officers, stockholders and directors for which it may seek indemnity. The Issuer may, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), defend the claim and the Trustee shall cooperate in the defense. The Trustee and its agents, employees, officers, stockholders and directors subject to the claim may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel; provided, however, that the Issuer will not be required to pay such fees and expenses if, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), it assumes the Trustee's defense and there is no conflict of interest between the Issuer and the Trustee and its agents, employees, officers, stockholders and directors subject to the claim in connection with such defense as reasonably determined by the Trustee. The Issuer need not pay for any settlement made without its written consent. The Issuer need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

            To secure the Issuer's and the Guarantors' payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee. The obligations of the Issuer and the Guarantors to the Trustee under this Section shall not be subordinated to the payment of Senior Debt pursuant to Article Ten or Section 11.02 except assets or money held in trust to pay principal of or interest on particular Securities (with the exception of Permitted Junior Securities and trusts established pursuant to Article Eight).

            When the Trustee incurs expenses or renders services after a Default specified in Section 6.01(5) or (6) occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law.

            Notwithstanding any other provision in this Indenture, the foregoing provisions of this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the appointment of a successor Trustee.

SECTION 7.08. Replacement of Trustee.

            The Trustee may resign at any time by so notifying the Issuer in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Issuer and the Trustee and may appoint a successor Trustee. The Issuer may remove the Trustee if:

            (1) the Trustee fails to comply with Section 7.10;

            (2) the Trustee is adjudged a bankrupt or an insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer.

            If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger, Etc.

            If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee; provided that such corporation shall be otherwise qualified and eligible under this Article Seven.

SECTION 7.10. Eligibility; Disqualification.

            This Indenture shall always have a Trustee who satisfies the requirement of TIA Sections 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $150,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of the bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. The provisions of TIA Section 310 shall apply to the Issuer and any other obligor of the Securities.

SECTION 7.11. Preferential Collection of Claims Against the Issuer.

            The Trustee, in its capacity as Trustee hereunder, shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA
Section 311(a) to the extent indicated.

                                 ARTICLE EIGHT

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01. Termination of the Issuer's Obligations.

            The Issuer may terminate its obligations under the Securities and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.01, if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment U.S. Legal Tender or U.S. Government Securities, or a combination thereof, in such amount as is, in the opinion of a nationally recognized firm of independent public accountants, sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Securities to maturity or redemption, has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Issuer has paid all sums payable by it hereunder, or if:

            (a) either (i) pursuant to Article Three, the Issuer shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Securities in accordance with the provisions hereof or (ii) all Securities have otherwise become or will become due and payable by reason of the mailing of a notice of redemption or otherwise within one (1) year hereunder;

            (b) the Issuer shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders of that purpose, U.S. Legal Tender, non-callable U.S. Government Securities, or a combination thereof, in amounts as is, in the opinion of a nationally recognized firm of independent public accountants, sufficient without consideration of reinvestment of such interest, to pay and discharge the entire Indebtedness on the Securities not delivered to the Trustee for cancellation for principal, premium, if any, and Additional Interest, if any, and accrued interest on the outstanding Securities to maturity or redemption; provided that the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender or U.S. Government Securities, or a combination thereof, to the payment of said principal, premium, if any, and interest with respect to the Securities; and provided, further, that from and after the time of deposit, the U.S. Legal Tender or U.S. Government Securities, or combination thereof, deposited shall not be subject to the rights of holders of Senior Debt pursuant to the provisions of Article Ten;

            (c) no Default or Event of Default with respect to this Indenture or the Securities shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit (other than a Default resulting from borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) and such deposit will not result in a breach or violation of, or constitute a default under, any material instrument to which the Issuer is a party or by which it is bound;

            (d) the Issuer shall have paid all other sums payable by it hereunder; and

            (e) the Issuer shall have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Securities at maturity or the Redemption Date, as the case may be.

            The Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for or relating to the termination of the Issuer's obligations under the Securities and this Indenture have been complied with. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under the Credit Agreement or any other material agreement or instrument then known to such counsel that binds or affects the Issuer.

            Subject to the next sentence and notwithstanding the foregoing paragraph, the Issuer's obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 7.07, 8.05 and 8.06 shall survive until the Securities are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Securities are no longer outstanding, the Issuer's obligations in Sections 7.07, 8.05 and
8.06 shall survive.

            After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuer's obligations under the Securities and this Indenture except for those surviving obligations specified above.

SECTION 8.02. Legal Defeasance and Covenant Defeasance.

            (a) The Issuer may, at its option and at any time, elect to have either paragraph (b) or (c) below applied to all outstanding Securities upon compliance with the conditions set forth in Section 8.03.

            (b) Upon the Issuer's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.03, be deemed to have been discharged from their obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.04 hereof and the other Sections of this Indenture (with respect to such Securities) referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture (with respect to such Securities) and the Guarantors shall be deemed to have satisfied all of their obligations under the Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

            (i) the rights of Holders of outstanding Securities issued hereunder to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on such Securities when such payments are due from the trust referred to below;

            (ii) the Issuer's obligations with respect to the Securities issued hereunder concerning issuing temporary Securities, registration of Securities, mutilated, destroyed, lost or stolen Securities and the maintenance of an office or agency for payment and money for security payments held in trust;

            (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer's obligations in connection therewith; and

            (iv) this Article Eight.

            Subject to compliance with this Article Eight, the Issuer may exercise its option under this Section 8.02(b) notwithstanding the prior exercise of its option under Section 8.02(c) hereof.

            (c) Upon the Issuer's exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.03 hereof, be released from their obligations under the covenants contained in Sections 4.04, 4.05, 4.06, 4.07 and 4.09 through 4.20 and clause (4) of Section 5.01(a)
hereof with respect to the outstanding Securities on and after the date the conditions set forth in Section 8.03 are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute an Event of Default under Section
6.01 hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Issuer's exercise under paragraph (a) hereof of the option applicable to this paragraph
(c), subject to the satisfaction of the conditions set forth in Section 8.03 hereof, clauses (3), (4), (5) (with respect to a Significant Subsidiary), (6) (with respect to a Significant Subsidiary) and (7) of Section 6.01 hereof shall not constitute Events of Default.

SECTION 8.03. Conditions to Legal Defeasance or Covenant Defeasance.

            The following shall be the conditions to the application of either
Section 8.02(b) or 8.02(c) hereof to the outstanding Securities:

            In order to exercise either Legal Defeasance or Covenant Defeasance:

            (1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the applicable Securities issued hereunder, cash in U.S. Legal Tender, non-callable U.S. Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Additional Interest, if any, on the outstanding Securities issued hereunder on the Stated Maturity or on the applicable Redemption Date, as the case may be, and the Issuer must specify whether the Securities are being defeased to maturity or to a particular Redemption Date;

            (2) in the case of an election under Section 8.02(b) hereof, the Issuer has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Issuer has received from, or there has been published by, the

      Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the holders of the respective outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (3) in the case of an election under Section 8.02(c) hereof, the Issuer has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the holders of the respective outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            (4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) or insofar as Events of Default resulting from the borrowing of funds or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

            (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Restricted Subsidiaries is a party or by which the Issuer or any of its Restricted Subsidiaries is bound;

            (6) the Issuer must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

            (7) the Issuer must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.04. Application of Trust Money.

            The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Securities, deposited with it pursuant to this Article Eight, and shall apply the deposited U.S. Legal Tender or the money from U.S. Government Securities, in accordance with this Indenture to the payment of principal of and interest on the Securities. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Securities, except as it may agree with the Issuer.

            The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Securities, deposited pursuant to Section 8.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

            Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the Issuer's request any U.S. Legal Tender or U.S. Government Securities, held by it as provided in Section 8.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.05. Repayment to the Issuer.

            Subject to this Article Eight, the Trustee and the Paying Agent shall promptly pay to the Issuer upon request any excess U.S. Legal Tender or U.S. Government Securities, held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Issuer cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Issuer. After payment to the Issuer, Holders entitled to such money must look to the Issuer for payment as general creditors unless an applicable law designates another Person.

SECTION 8.06. Reinstatement.

            If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Securities, in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender and U.S. Government Securities, in accordance with this Article Eight; provided that if the Issuer has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the U.S. Legal Tender or U.S. Government Securities, held by the Trustee or Paying Agent.

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01. Without Consent of Holders.

            Subject to Section 9.03, without the consent of any Holder, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture or the Securities:

            (1) to cure any ambiguity, defect or inconsistency;

            (2) to provide for uncertificated Securities in addition to or in place of certificated Securities;

            (3) to provide for the assumption of the Issuer's obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the Issuer's assets;

            (4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any Holder;

            (5) to secure the Securities;

            (6) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

            (7) to add a Guarantee of the Securities, including, without limitation, by Holdco; or

            (8) to release a Guarantor upon its sale or designation as an Unrestricted Subsidiary or other permitted release from its Guarantee; provided that such sale, designation or release is in accordance with the applicable provisions of this Indenture;

provided that the Issuer has delivered to the Trustee an Opinion of Counsel and an Officers' Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.

SECTION 9.02. With Consent of Holders.

            (a) Subject to Sections 6.07 and 9.03, the Issuer, the Guarantors and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Securities (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), may amend or supplement this Indenture or the Securities without notice to any other Holders. Subject to Sections 6.07 and 9.03, the Holder or Holders of a majority in aggregate principal amount of then outstanding Securities may waive compliance with any provision of this Indenture or the Securities (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities) without notice to any other Holders (except a default in respect of the payment of principal or interest on the Securities).

            (b) Notwithstanding Section 9.02(a), without the consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not (with respect to any Securities held by a non-consenting Holder):

            (1) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

            (2) reduce the principal of or change the fixed maturity of any Security or alter the provisions with respect to the redemption of the Securities (other than provisions of Sections 4.09 and 4.13);

            (3) reduce the rate of or change the time for payment of interest on any Security;

            (4) waive a Default or Event of Default in the payment of principal, or interest or premium, or Additional Interest, if any, on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Securities with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

            (5) make any Security payable in money other than that stated in the Securities;

            (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or interest or premium or Additional Interest, if any, on the Securities;

            (7) waive a redemption payment with respect to any Security (other than a payment required by one of the provisions of Section 4.09 or
      Section 4.13;

            (8) make any change in the preceding amendment and waiver provisions; or

            (9) modify the Guarantees in any manner adverse to the Holders.

            (c) It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof.

            (d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.03. Effect on Senior Debt.

            No amendment of, or supplement or waiver to, this Indenture shall adversely affect the rights of any holder of Senior Debt under the subordination provisions of this Indenture (including without limitation the provisions of Article Ten and Section 11.02 hereof) and the defined terms as used therein without the consent of such holder or its Representative.

SECTION 9.04. Compliance with TIA.

            From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement of this Indenture, the Securities or the Subsidiary Guarantees shall comply with the TIA as then in effect.

SECTION 9.05. Revocation and Effect of Consents.

            (a) Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by notice to the Trustee or the Issuer received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

            (b) The Issuer may, but shall not be obligated to, fix a Record Date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Securityholders at such Record Date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such Record Date. No such consent shall be valid or effective for more than 90 days after such Record Date. The Issuer shall inform the Trustee in writing of the fixed Record Date if applicable.

            (c) After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (9) of Section 9.02(b), in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.06. Notation on or Exchange of Securities.

            If an amendment, supplement or waiver changes the terms of a Security, the Issuer may require the Holder of the Security to deliver it to the Trustee. The Issuer shall provide the Trustee with an appropriate notation on the Security about the changed terms and cause the Trustee to return it to the Holder at the Issuer's expense. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.07. Trustee To Sign Amendments, Etc.

            The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligations of the Issuer enforceable in accordance with its terms. Such Opinion of Counsel shall be at the expense of the Issuer.

                                  ARTICLE TEN

                           SUBORDINATION OF SECURITIES

SECTION 10.01. Securities Subordinated to Senior Debt.

            Anything herein to the contrary notwithstanding, the Issuer, for itself and its successors, and each Holder, by his or her acceptance of Securities, agrees that the payment of all Obligations owing to the Holders in respect of the Securities is subordinated, to the extent and in the manner provided in this Article Ten, to the prior payment in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, of all Obligations on Senior Debt (including the Obligations with respect to the Credit Agreement, whether outstanding on the Issue Date or thereafter incurred). Notwithstanding the foregoing, payments and distributions made relating to the Securities from the trust established pursuant to Article Eight shall not be so subordinated in right of payment, so long as the conditions specified in Article Eight (without any waiver or modification of the requirement that the deposits pursuant thereto do not conflict with the terms of the Credit Agreement or any other Senior Debt) are satisfied on the date of any deposit pursuant to said trust.

            This Article Ten shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

SECTION 10.02. Suspension of Payment When Designated Senior Debt Is in Default.

            (a) If any default occurs and is continuing when payment is due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or fees or other amounts payable with respect to, any Designated Senior Debt (a "PAYMENT DEFAULT"), then no payment or distribution of any kind or character shall be made by or on behalf of the Issuer or any other Person on its or their behalf with respect to any Obligations on or relating to the Securities or to acquire, defease or redeem any of the Securities for cash or assets or otherwise unless the default has been cured or waived; provided, however, that the Issuer may pay the Securities without regard to the foregoing if the Issuer and the Trustee receive written notice approving such payment from the Representative of the holders of such Designated Senior Debt.

            (b) If any other event of default (other than a Payment Default) occurs and is continuing with respect to any Designated Senior Debt (as such event of default is defined in the instrument creating or evidencing such Designated Senior Debt) permitting the holders of such Designated Senior Debt then outstanding to accelerate the maturity thereof (a "NON-

PAYMENT DEFAULT") and if the Representative for the respective issue of Designated Senior Debt gives notice of the event of default to the Trustee stating that such notice is a payment blockage notice (a "PAYMENT BLOCKAGE NOTICE"), then during the period (the "PAYMENT BLOCKAGE PERIOD") beginning upon the delivery of such Payment Blockage Notice and ending on the earlier of the 179th day after such delivery and the date on which (x) such Nonpayment Default with respect to such Designated Senior Debt has been cured or waived or ceases to exist, (y) all Designated Senior Debt with respect to which any such event of default has occurred and is continuing is discharged or paid in full in cash or Cash Equivalents, or (z) the Trustee receives notice thereof from the Representative for the respective issue of Designated Senior Debt terminating the Payment Blockage Period (unless the maturity of any Designated Senior Debt has been accelerated or a Payment Default exists), neither the Issuer nor any other Person on its behalf shall (x) make any payment of any kind or character with respect to any Obligations on or with respect to the Securities or (y) acquire, defease or redeem any of the Securities for cash or assets or otherwise. Notwithstanding anything herein to the contrary, (x) in no event will a Payment Blockage Period extend beyond 179 days from the date the applicable Payment Blockage Notice is received by the Trustee and (y) only one such Payment Blockage Period may be commenced within any 360 consecutive days. For all purposes of this Section 10.02(b), no event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Debt shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the Representative of such Designated Senior Debt whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period ending after the date of commencement of such Payment Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

            (c) The foregoing Sections 10.02(a) and (b) shall not apply to payments and distributions made relating to the Securities from the trust established pursuant to Article Eight, so long as the conditions specified in Article Eight (without any waiver or modification of the requirement that the deposits pursuant thereto do not conflict with the terms of the Credit Agreement or any other Senior Debt) are satisfied on the date of any deposit pursuant to said trust. In addition, Holders may also receive and retain Permitted Junior Securities.

            (d) In the event that, notwithstanding the foregoing, any payment or distribution shall be received by the Trustee or any Holder when such payment or distribution is prohibited by the foregoing provisions of this Section 10.02, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on the Senior Debt, if any, received from the holders of Senior Debt (or their Representatives) or, if such information is not received from such holders or their Representatives, from the Issuer and only amounts included in the information provided to the Trustee shall be paid to the holders of Senior Debt.

            Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Section 6.02 or to pursue any rights or remedies hereunder; provided that all Senior Debt thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to Obligations on the Securities (and such Holders may receive such payments only to the extent then permitted to do so by Section 10.02(a) and
(b)).

SECTION 10.03. Securities Subordinated to Prior Payment of All Senior Debt on
               Dissolution, Liquidation or Reorganization of the Issuer.

            (a) Upon any payment or distribution of assets of the Issuer of any kind or character, whether in cash, assets or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Issuer or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Issuer or its assets, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Debt shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, before any payment or distribution of any kind or character is made on account of any Obligations on or relating to the Securities (except that Holders may receive and retain Permitted Junior Securities and payments from the trusts described in Article Eight), or for the acquisition, defeasance or redemption of any of the Securities for cash or assets or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, assets or securities, to which the Holders or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by the Issuer or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

            (b) To the extent any payment of Senior Debt (whether by or on behalf of the Issuer, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

            It is further agreed that any diminution (whether pursuant to court decree or otherwise, including without limitation for any of the reasons described in the preceding sentence) of the Issuer's obligation to make any distribution or payment pursuant to any Senior Debt, except to the extent such diminution occurs by reason of the repayment (which has not been disgorged or returned) of such Senior Debt in cash or Cash Equivalents, shall have no force or effect for purposes of the subordination provisions contained in this Article Ten, with any turnover of payments as otherwise calculated pursuant to this Article Ten to be made as if no such diminution had occurred.

            (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, assets or securities, shall be received by the Trustee or any Holder when such payment or distribution is prohibited by this Section 10.03, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

            (d) The consolidation of the Issuer with, or the merger of the Issuer with or into, another corporation, partnership, trust or limited liability company or the liquidation or dissolution of the Issuer following the conveyance or transfer of all or substantially all of its assets, to another corporation, partnership, trust or limited liability company upon the terms and conditions provided in Article Five hereof and as long as permitted under the terms of the Senior Debt shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume the Issuer's obligations hereunder in accordance with Article Five hereof.

SECTION 10.04. Payments May Be Made Prior to Dissolution.

            Nothing contained in this Article Ten or elsewhere in this Indenture shall prevent (i) the Issuer, except under the conditions described in Sections
10.02 and 10.03, from
making payments at any time for the purpose of making payments of principal of and interest on the Securities, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 10.02 or 10.03, the application by the Trustee of any moneys deposited with it for the purpose of making such payments of principal of, and interest on, the Securities to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable a Responsible Officer of the Trustee shall have actually received the written notice provided for in the first sentence of Section 10.02(b) or in Section 10.07 (provided that, notwithstanding the foregoing, the Holders receiving any payments made in contravention of Section 10.02 and/or 10.03 (and the respective such payments) shall otherwise be subject to the provisions of Section 10.02 and Section 10.03). The Issuer shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Issuer, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein.

SECTION 10.05. Holders To Be Subrogated to Rights of Holders of Senior Debt.

            Subject to the payment in full in cash or Cash Equivalents of all Senior Debt, the Holders of the Securities shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, assets or securities of the Issuer applicable to the Senior Debt until the Securities shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt by or on behalf of the Issuer, or by or on behalf of the Holders by virtue of this Article Ten, which otherwise would have been made to the Holders shall, as between the Issuer and the Holders, be deemed to be a payment by the Issuer to or on account of the Senior Debt, it being understood that the provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Debt, on the other hand.

SECTION 10.06. Obligations of the Issuer Unconditional.

            Nothing contained in this Article Ten or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Issuer, its creditors other than the holders of Senior Debt, and the Holders, the obligation of the Issuer, which is absolute and unconditional, to pay to the Holders the principal of and any interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Issuer other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holder of any Security or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, assets or securities of the Issuer received upon the exercise of any such remedy.

SECTION 10.07. Notice to Trustee.

            The Issuer shall give prompt written notice to the Trustee of any fact known to the Issuer which would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Ten, although any delay or failure to give any such notice shall have no effect on the subordination provisions contained herein. Regardless of anything to the contrary contained in this Article Ten or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from the Issuer, or from a holder of Senior Debt or a Representative therefor and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist. The Trustee shall be entitled to rely on the delivery to it of any notice pursuant to this Section
10.07 to establish that such notice has been given by a holder of Senior Debt (or a trustee thereof).

            In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such Person to furnish evidence to the satisfaction of the Trustee as to the amounts of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Ten, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 10.08. Reliance on Judicial Order or Certificate of Liquidating Agent.

            Upon any payment or distribution of assets of the Issuer referred to in this Article Ten, the Trustee, subject to the provisions of Article Seven hereof, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or the Holders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.

SECTION 10.09. Trustee's Relation to Senior Debt.

            The Trustee and any agent of the Issuer or the Trustee shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

            With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt.

            Whenever a distribution is to be made or a notice given to holders or owners of Senior Debt, the distribution may be made and the notice may be given to their Representative, if any.

SECTION 10.10. Subordination Rights Not Impaired by Acts or
               Omissions of the Issuer or Holders of Senior Debt.

            No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Issuer with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

            Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders to the holders of the Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Issuer and any other Person.

SECTION 10.11. Securityholders Authorize Trustee To Effectuate Subordination of
               Securities.

            Each Holder by its acceptance of Securities authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of Senior Debt and the Holders, the subordination provided in this

Article Ten, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Issuer (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of credits or otherwise) tending towards liquidation of the business and assets of the Issuer, the filing of a claim for the unpaid balance of its Securities and accrued interest in the form required in those proceedings.

            If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Representative to vote in respect of the claim of any Holder in any such proceeding.

SECTION 10.12. This Article Ten Not To Prevent Events of Default.

            The failure to make a payment on account of principal of, premium, if any, or interest on the Securities by reason of any provision of this Article Ten will not be construed as preventing the occurrence of an Event of Default.

SECTION 10.13. Trustee's Compensation Not Prejudiced.

            Nothing in this Article Ten will apply to amounts due to the Trustee for its own account (other than payments of Obligations owing to Holders in respect of Securities) pursuant to other sections of this Indenture.

                                 ARTICLE ELEVEN

                                   GUARANTEES

SECTION 11.01. Unconditional Guarantee.

            Subject to the provisions of this Article Eleven, each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, on a senior subordinated basis to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Issuer or any other Guarantors to the Holders or the Trustee hereunder or thereunder:
(a) (x) the due and punctual payment of the principal of, premium, if any, and interest on the Securities when and as the same shall become due and payable, whether at maturity, upon redemption or repurchase, by acceleration or otherwise, (y) the due and punctual payment of interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Issuer or any Guarantor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and (z) the due and punctual payment and performance of all other obligations of the Issuer and all other obligations of the other Guarantors (including under the Guarantees), in each case, to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.07 hereof), all in accordance with the terms hereof and thereof (collectively, the "GUARANTEE OBLIGATIONS"); and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the due and punctual payment and performance of Guarantee Obligations in accordance with the terms of the extension or renewal, whether at maturity, upon redemption or repurchase, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Issuer to the Holders under this Indenture or under the Securities, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Securities shall constitute an event of default under the Guarantees, and shall entitle the Holders to accelerate the obligations of the Guarantors thereunder in the same manner and to the same extent as the obligations of the Issuer.

            Each of the Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Issuer, any action to enforce the same, whether or not a Guarantee is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and the Guarantee. The Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or such Guarantor, any amount paid by the Issuer or such Guarantor to the Trustee or such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Securities and the

Trustee, on the other hand, (a) subject to this Article Eleven, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of the Guarantee.

SECTION 11.02. Subordination of Guarantee.

            The obligations of each Guarantor under its Guarantee pursuant to this Article Eleven shall be junior and subordinated to the prior payment in full in cash or Cash Equivalents of Guarantor Senior Debt on the same basis as the Securities are junior and subordinated to Senior Debt of the Issuer. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Securities pursuant to this Indenture, including Article Ten hereof.

SECTION 11.03. Limitation on Guarantor Liability.

            Each Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Guarantee and this Article Eleven shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article Eleven, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

SECTION 11.04. Execution and Delivery of Guarantee for Future Guarantors.

            To further evidence its Guarantee set forth in Section 11.01, each Restricted Subsidiary that is required to become a Guarantor hereby agrees to execute a supplement to this Indenture or a Guarantee, substantially in the form of Exhibit G hereto, and deliver it to the Trustee. Such Guarantee or supplement to this Indenture shall be executed on behalf of each Guarantor by either manual or facsimile signature of one Officer or other person duly authorized by all necessary corporate action of each Guarantor who shall have been duly authorized to so execute by all requisite corporate action. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

            Each of the Guarantors hereby agrees that its Guarantee set forth in
Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.

            If an Officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Security on which such Guarantee is endorsed or at any time thereafter, such Guarantor's Guarantee of such Security shall nevertheless be valid.

            The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of each Guarantor.

SECTION 11.05. Release of a Guarantor.

            (a) The Guarantee of a Guarantor will be released:

            (1) (a) upon the sale, disposition or other transfer (including through merger or consolidation) of all of the Capital Stock (or any sale, disposition or other transfer of Capital Stock following which the applicable Guarantor is no longer a Restricted Subsidiary), or all or substantially all the assets, of the applicable Guarantor if such sale, disposition or other transfer is made in compliance with the applicable provisions of this Indenture,

            (b) if the Issuer designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with Section 4.11 and the definition of "Unrestricted Subsidiary," or

            (c) in the case of any Restricted Subsidiary which after the Issue Date is required to guarantee the Securities pursuant to Section 4.16, upon the release or discharge of the guarantee by such Restricted Subsidiary in the circumstances described in Section 4.16; and

            (2) in the case of clause (1)(a) above, if such Guarantor is released from its guarantee, if any, of, and all pledges and security, if any, granted in connection with, the Credit Agreement and any other Indebtedness of the Issuer or any Restricted Subsidiary;

provided, however, in any case that any such termination shall occur only to the extent that none of the Equity Interests of such Guarantor are pledged for the benefit of any holder of any Indebtedness of the Issuer or any Indebtedness of any Restricted Subsidiary of the Issuer.

            The Trustee shall execute an appropriate instrument prepared by the Issuer evidencing the release of a Guarantor from its obligations under its Guarantee upon receipt of a request by the Issuer or such Guarantor accompanied by an Officers' Certificate and an Opinion of Counsel certifying as to the compliance with this Section 11.05; provided, however, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officers' Certificates of the Issuer.

            (b) In addition, the Issuer shall not permit any Guarantor to consolidate with, merge with or into any person (other than the Issuer or another Guarantor) and shall not permit the conveyance, transfer or lease of substantially all of the assets of any Guarantor unless:

            (A)(1) either: (a) the Guarantor is the surviving Person; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States of America or the District of Columbia (such Person being herein called the "Successor Guarantor");

            (2) the Successor Guarantor (if other than the Guarantor) assumes by means of a supplemental indenture all the obligations of the Guarantor under its Guarantee, the Indenture and the Registration Rights Agreement; and

            (3) immediately after such transaction no Default or Event of Default exists; or

            (B) the transaction is made in compliance with Section 4.13 and
      Section 5.01.

            Except as set forth in Articles Four and Five and this Section 11.05, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Issuer or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuer or another Guarantor.

SECTION 11.06. Waiver of Subrogation.

            Until this Indenture is discharged and all of the Securities are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of the Issuer's obligations under the Securities or this Indenture and such Guarantor's obligations under the Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other assets or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders under the Securities, this Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.06 is knowingly made in contemplation of such benefits.

SECTION 11.07. Immediate Payment.

            Each Guarantor agrees to make immediate payment to the Trustee on behalf of the Holders of all Guarantee Obligations owing or payable to the respective Holders upon receipt of a demand for payment therefor by the Trustee to such Guarantor in writing.

SECTION 11.08. No Setoff.

            Each payment to be made by a Guarantor hereunder in respect of the Guarantee Obligations shall be payable in the currency or currencies in which such Guarantee Obligations are denominated, and shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

SECTION 11.09. Guarantee Obligations Absolute.

            Subject to the provisions of Section 11.02, the obligations of each Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by each Guarantor hereunder which may not be recoverable from such

Guarantor on the basis of a Guarantee shall be recoverable from such Guarantor as a primary obligor and principal debtor in respect thereof.

SECTION 11.10. Guarantee Obligations Continuing.

            Subject to the other provisions of this Indenture, the obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until all such obligations have been paid and satisfied in full. Each Guarantor agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may advise and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of such Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Guarantor hereunder.

SECTION 11.11. Guarantee Obligations Not Reduced.

            The obligations of each Guarantor hereunder shall not be satisfied, reduced or discharged solely by the payment of such principal, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to Article Eight be or become owing or payable under or by virtue of or otherwise in connection with the Securities or this Indenture.

SECTION 11.12. Guarantee Obligations Reinstated.

            The obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Issuer or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Issuer or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Issuer or any other Guarantor is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Issuer or such Guarantor, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.

SECTION 11.13. Guarantee Obligations Not Affected.

            The obligations of each Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Guarantor hereunder or might operate to release or otherwise exonerate any Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:

            (a) any limitation of status or power, disability, incapacity or other circumstance relating to the Issuer or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting the Issuer or any other Person;

            (b) any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Issuer or any other Person under this Indenture, the Securities or any other document or instrument;

            (c) any failure of the Issuer or any other Guarantor, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture, the Securities or any Guarantee, or to give notice thereof to a Guarantor;

            (d) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Issuer or any other Person or their respective assets or the release or discharge of any such right or remedy;

            (e) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Issuer or any other Person;

            (f) any change in the time, manner or place of payment of, or in any other term of, any of the Securities, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Securities or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Securities;

            (g) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Issuer or a Guarantor;

            (h) any merger or amalgamation of the Issuer or a Guarantor with any Person or Persons;

            (i) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Guarantee Obligations or the obligations of a Guarantor under its Guarantee; and

            (j) any other circumstance, including release of the Guarantor pursuant to Section 11.05 (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of the Issuer under this Indenture or the Securities or of a Guarantor in respect of its Guarantee hereunder.

SECTION 11.14. Waiver.

            Without in any way limiting the provisions of Section 11.01, each Guarantor hereby waives notice of acceptance hereof, notice of any liability of any Guarantor hereunder, notice or proof of reliance by the Holders upon the obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on the Issuer, protest, notice of dishonor or non-payment of any of the Guarantee Obligations, or other notice or formalities to the Issuer or any Guarantor of any kind whatsoever.

SECTION 11.15. No Obligation To Take Action Against the Issuer.

            Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies against the Issuer or any other Person or any property of the Issuer or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Guarantees or under this Indenture.

SECTION 11.16. Dealing with the Issuer and Others.

            The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may

            (a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Issuer or any other Person;

            (b) take or abstain from taking security or collateral from the Issuer or from perfecting security or collateral of the Issuer;

            (c) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Issuer or any third party with respect to the obligations or matters contemplated by this Indenture or the Securities;

            (d) accept compromises or arrangements from the Issuer;

            (e) apply all monies at any time received from the Issuer or from any security upon such part of the Guarantee Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and

            (f) otherwise deal with, or waive or modify their right to deal with, the Issuer and all other Persons and any security as the Holders or the Trustee may see fit.

SECTION 11.17. Default and Enforcement.

            If any Guarantor fails to pay in accordance with Section 11.07 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guarantee of any such Guarantor and such Guarantor's obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the obligations.

SECTION 11.18. Amendment, Etc.

            No amendment, modification or waiver of any provision of this Indenture relating to any Guarantor or consent to any departure by any Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Guarantor and the Trustee.

SECTION 11.19. Acknowledgment.

            Each Guarantor, if any, hereby acknowledges communication of the terms of this Indenture and the Securities and consents to and approves of the same.

SECTION 11.20. Costs and Expenses.

            Each Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, legal fees on a solicitor and client basis) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Guarantee.

SECTION 11.21. No Merger or Waiver; Cumulative Remedies.

            No Guarantee shall operate by way of merger of any of the obligations of a Guarantor under any other agreement, including, without limitation, this Indenture. No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Securities, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Securities preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Guarantee and under this Indenture, the Securities and any other document or instrument between a Guarantor and/or the Issuer and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

SECTION 11.22. Guarantee in Addition to Other Guarantee Obligations.

            The obligations of each Guarantor under its Guarantee and this Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Indenture or the Securities and any guarantees or security at any time held by or for the benefit of any of them.

SECTION 11.23. Severability.

            Any provision of this Article Eleven which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Indenture and this Article Eleven.

SECTION 11.24. Successors and Assigns.

            Each Guarantee shall be binding upon and inure to the benefit of each Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that no Guarantor may assign any of its obligations hereunder or thereunder.

                                 ARTICLE TWELVE

                                  MISCELLANEOUS

SECTION 12.01. TIA Controls.

            If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.

SECTION 12.02. Notices.

            Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by nationally recognized overnight courier service, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

      if to the Issuer and/or any Guarantor:

            UGS Corp.
            5400 Legacy Drive, Suite H3-6C-48
            Plano, Texas 75024-3199
            Attention: Tom Lemberg, General Counsel

            Telephone: (972)605-6000
            Facsimile: (972)797-8235

      with a copy to:

            Ropes & Gray LLP
            One International Place
            Boston, MA 02110
            Attention: Joel F. Freedman

            Telephone: (617)951-7000
            Facsimile: (617)951-7050

      if to the Trustee:

            U.S. Bank National Association
            60 Livingston Avenue, EP-MN-WS3C
            St. Paul, MN 55107
            Attention: Corporate Trust Administration

            Telephone: (651)495-3918
            Facsimile: (651)495-8097

            Each of the Issuer and the Trustee by written notice to each other such Person and the Representative under the Credit Agreement may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuer and the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back; when receipt is acknowledged, if telecopied; five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); and next Business Day if by nationally recognized overnight courier service.

            Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 12.03. Communications by Holders with Other Holders.

            Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture, the Securities or the Guarantees. The Issuer, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

SECTION 12.04. Certificate and Opinion as to Conditions Precedent.

            Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:

            (1) an Officers' Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed or effected by the Issuer, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel stating that, in the opinion of such counsel, any and all such conditions precedent have been complied with.

SECTION 12.05. Statements Required in Certificate or Opinion.

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.06, shall include:

            (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

            (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 12.06. Rules by Trustee, Paying Agent, Registrar.

            The Trustee, Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 12.07. Legal Holidays.

            If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day.

SECTION 12.08. Governing Law.

            THIS INDENTURE, THE SECURITIES AND THE GUARANTEES, IF ANY, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 12.09. No Adverse Interpretation of Other Agreements.

            This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.10. No Recourse Against Others.

            No director, officer, employee, incorporator or stockholder of the Issuer or any direct or indirect parent corporation or of any Guarantor, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Securities, this Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for issuance of the Securities.

SECTION 12.11. Successors.

            All agreements of the Issuer in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.12. Duplicate Originals.

            All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

SECTION 12.13. Severability.

            In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                                   SIGNATURES

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the date first written above.

                              UGS CORP.,
                                as Issuer

                              By: /s/ Douglas E. Barnett
                                  ------------------------------------------
                                  Name: Douglas E. Barnett
                                  Title: Executive Vice President

                              UGS Japanese Holdings, Inc., a
                                Delaware corporation
                              UGS European Holdings, Inc., a
                                Delaware corporation
                              UGS PLM SOLUTIONS INTERNATIONAL
                                INC., a Delaware corporation
                              UGS PLM ASIA/PACIFIC INCORPORATED,
                                a Delaware corporation

                              By: /s/ Douglas E. Barnett
                                  ------------------------------------------
                                  Name: Douglas E. Barnett
                                  Title: Senior Vice President

                              U.S. BANK NATIONAL ASSOCIATION, as
                                Trustee

                              By: __________________________________________
                                  Name:
                                  Title:

            The undersigned hereby acknowledges and agrees that, upon the effectiveness of the merger of UGS Corp. with and into UGS PLM Solutions Inc. with UGS PLM Solutions Inc. continuing as the surviving corporation under the name "UGS Corp.", it will succeed by operation of law to all of the rights and obligations of UGS Corp. set forth herein and that all references herein to the "Issuer" shall thereupon be deemed to be references to the undersigned.

UGS PLM SOLUTIONS INC.,

By: __________________________
    Name:
    Title:

By: __________________________
    Name:
    Title:

                                                                       EXHIBIT A

                           [FORM OF INITIAL SECURITY]

                                    UGS CORP.
                     10% Senior Subordinated Notes due 2012

                                                                       CUSIP No.
                                                                        ISIN No.

No.                                                                      $[    ]

            UGS CORP., a Delaware corporation (the "Company," which term includes any successor corporation), for value received promises to pay to CEDE
& CO. or its registered assigns, the principal sum of [    ] dollars ($_______ )
on June 1, 2012.

            Interest Payment Dates: June 1 and December 1, commencing December 1, 2004.

            Record Dates: May 15 and November 15.

            Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

                              UGS CORP.

                              By: __________________________________________
                                  Name:
                                  Title:

            The undersigned hereby acknowledges and agrees that, upon the effectiveness of the merger of UGS Corp. with and into UGS PLM Solutions Inc. with UGS PLM Solutions Inc. continuing as the surviving corporation under the name "UGS Corp.", it will succeed by operation of law to all of the rights and obligations of UGS Corp. set forth herein and that all references herein to the "Issuer" shall thereupon be deemed to be references to the undersigned.

UGS PLM SOLUTIONS INC.,

By: __________________________
    Name:
    Title:

                          CERTIFICATE OF AUTHENTICATION

            This is one of the 10% Senior Subordinated Notes due 2012 described in the within-mentioned Indenture.

Dated:                        U.S. BANK NATIONAL ASSOCIATION,
                                as Trustee

                              By: __________________________________________
                                  Authorized Signatory

                              (Reverse of Security)
                                    UGS Corp.

                     10% Senior Subordinated Notes due 2012

[INSERT THE GLOBAL SECURITY LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

[INSERT THE PRIVATE PLACEMENT LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

            Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

            SECTION 1. Interest. UGS Corp., a Delaware corporation (the "COMPANY"), promises to pay interest on the principal amount of this Security at 10% per annum from May 27, 2004 until maturity. The Company will pay interest semi-annually on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"). Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be December 1, 2004. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand to the extent lawful at the interest rate applicable to the Securities; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30 day months.

            SECTION 2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on May 15 or November 15 next preceding the Interest Payment Date, even if such Securities are canceled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.12 of the Indenture with respect to defaulted interest. The Securities will be issued in denominations of $1,000 and integral multiples of $1,000. The Company shall pay principal, premium, if any and interest on the Securities in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts ("U.S. LEGAL TENDER"). The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, State of New York, or at such other office or agency of the Company as may be maintained for such purpose pursuant to Section 2.03 of the Indenture; provided, however, that, at the option of the Company, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the registry maintained by the Registrar or (ii) wire transfer to an account located in the United States maintained by the payee. Payments in respect of Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by DTC. Payments in respect of Securities represented by Definitive Securities (including principal, premium, if any, and interest) held by a Holder will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than three Business Days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

            SECTION 3. Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any Affiliate may act in any such capacity.

            SECTION 4. Indenture. The Company issued the Securities under an Indenture dated as of May 27, 2004 ("INDENTURE") among the Company, the Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"). The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

            SECTION 5. Optional Redemption. (a) The Securities may be redeemed, in whole or in part, at any time prior to June 1, 2008, at the option of the Company upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount of the Securities redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

            For purposes of the preceding paragraph, the following terms will have the following definitions:

            "APPLICABLE PREMIUM" means, with respect to any Security on any applicable redemption date, the greater of:

            (1) 1.0% of the then outstanding principal amount of the Security;
and

            (2) the excess of:

                  (a) the present value at such redemption date of (i) the
            redemption price of the Security at June 1, 2008 (such redemption price being set forth in the table appearing under paragraph (b)) plus (ii) all required interest payments due on the Security through June 1, 2008 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

                  (b) the then outstanding principal amount of the Security.

            "TREASURY RATE" means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to June 1, 2008; provided, however, that if the period from such redemption date to June 1, 2008, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

            (b) On or after June 1, 2008, the Securities will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 1 of the years indicated below:

YEAR                                         PERCENTAGE
----                                         ----------
2008..................................          105.000%
2009..................................          102.500%
2010 and thereafter...................          100.000%

            SECTION 6. Optional Redemption upon Equity Offering. From time to time prior to June 1, 2007, the Company may on any one or more occasions redeem in the aggregate up to 35% of the aggregate principal amount of Securities issued under the Indenture (calculated after giving effect to the issuance of Additional Securities), with the net cash proceeds of one or more Equity Offerings, at a redemption price equal to 110% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest thereon, if any, to the redemption date; provided that (i) at least 65% of the aggregate principal amount of Securities issued under the Indenture (calculated after giving effect to any issuance of Additional Securities) remains outstanding immediately after the occurrence of such redemption (excluding Securities held by the Company and its Subsidiaries) and (ii) such redemption shall occur within 90 days of the date of the closing of such Equity Offering (disregarding the date of the closing of any over-allotment option with respect thereto).

            SECTION 7. Mandatory Redemption. For the avoidance of doubt, an offer to purchase pursuant to Section 8 hereof shall not be deemed a redemption. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities.

            SECTION 8. Offers To Purchase. The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Company shall make an offer to purchase outstanding Securities in accordance with the procedures set forth in the Indenture.

            SECTION 9. Notice of Redemption. Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 may be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the redemption date interest ceases to accrue on Securities or portions thereof called for redemption.

            SECTION 10. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company or the Registrar is not required to transfer or exchange any Security selected for redemption. Also, the Company or the Registrar is not required to transfer or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed.

            SECTION 11. Persons Deemed Owners. The registered Holder of a Security may be treated as its owner for all purposes.

            SECTION 12. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding (except a payment default or in respect of a covenant or provision that cannot be modified without the consent of each affected Holder). Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the

Securities to, among other things, cure any ambiguity, defect or inconsistency in the Indenture, provide for uncertificated Securities in addition to certificated Securities, comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any change that does not adversely affect the legal rights of any Holder of a Security.

            SECTION 13. Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities generally may declare all the Securities to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency as set forth in the Indenture, with respect to the Company, all outstanding Securities will become due and payable without further action or notice. Holders of the Securities may not enforce the Indenture or the Securities except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may on behalf of the Holders of all of the Securities waive any Default and its consequences under the Indenture except a continuing Default in the payment of interest on, or the principal of, the Securities or in respect of certain covenants set forth in the Indenture.

            SECTION 14. Restrictive Covenants. The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Company, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

            SECTION 15. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of any of the Company, any direct or indirect parent corporation or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Securities, the Indenture, the Guarantors' Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

            SECTION 16. Trustee Dealings with the Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

            SECTION 17. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

            SECTION 18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            SECTION 19. Additional Rights of Holders of Restricted Global Securities and Restricted Definitive Securities. Pursuant to, but subject to the exceptions in, the Registration Rights Agreement, the Company and the Guarantors, if any, will be obligated to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Initial Security for a 10% Senior Subordinated Note due 2012 of the Company which shall have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to this Initial Security (except that such note shall not be entitled to Additional Interest). The Holders shall be entitled to receive certain Additional Interest in the event such exchange offer is not consummated or the Securities are not offered for resale and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.(1)

            SECTION 20. Guarantees. The Securities will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. The Guarantees are subordinated to the payment of Guarantor Senior Debt. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

            SECTION 21. Subordination. The Securities are subordinated to Senior Debt, as defined in the Indenture. To the extent provided in the Indenture, Senior Debt must be paid before the Securities may be paid. The Company agrees, and each Holder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

            SECTION 22. CUSIP Numbers and ISINs. The Company has caused CUSIP numbers and ISINs to be printed on the Securities and has directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon

--------------------
(1)   This Section not to appear on Exchange Securities.

            SECTION 23. Governing Law. THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK

            The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.

                                 ASSIGNMENT FORM

                  I or we assign and transfer this Security to:

_______________________________________________________________________________
             (Insert assignee's social security or tax I.D. number)

_______________________________________________________________________________
             (Print or type name, address and zip code of assignee)

            and irrevocably appoint:

            Agent to transfer this Security on the books of the Company. The Agent may substitute another to act for him.

Date: ___________________           Your Signature: __________________________
                                                    (Sign exactly as your name
                                                     appears on the other side
                                                     of this Security)

Signature Guarantee: ______________________________

                               SIGNATURE GUARANTEE

            Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Security purchased by the Company pursuant to Section 4.09 or Section 4.13 of the Indenture, check the appropriate box:

            Section 4.09 [ ]              Section 4.13 [ ]

            If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.09 or Section 4.13 of the Indenture, state the amount: $___________

Dated: _________________                  Signed:  _________________________
                                                       (Sign exactly as name
                                                       appears on the other
                                                       side of this Security)

Signature Guarantee: _______________________________________________
                     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

            The following increases or decreases in this Global Security have been made:

                                                              Principal Amount of      Signature of
            Amount of decrease in    Amount of increase in    this Global Security     authorized signatory
Date of     Principal Amount of      Principal Amount of      following such           of Trustee or
Exchange    this Global Security     this Global Security     decrease or increase     Securities Custodian
--------    ---------------------    ---------------------    --------------------     --------------------

                                                                       EXHIBIT B

                     [FORM OF LEGEND FOR 144A SECURITIES AND
                OTHER SECURITIES THAT ARE RESTRICTED SECURITIES]

THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR

TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION OF THIS SECURITY THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE AND HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OF PLANS, INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER ARRANGEMENTS THAT ARE SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAWS"), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE "PLAN ASSETS" OF SUCH PLANS, ACCOUNTS OR ARRANGEMENTS, OR (II) THE PURCHASE AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR
SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR
LAWS.

                     [FORM OF ASSIGNMENT FOR 144A SECURITIES
              AND OTHER SECURITIES THAT ARE RESTRICTED SECURITIES]

                  I or we assign and transfer this Security to:

_______________________________________________________________________________
             (Insert assignee's social security or tax I.D. number)

_______________________________________________________________________________
             (Print or type name, address and zip code of assignee)

            and irrevocably appoint:

            Agent to transfer this Security on the books of the Issuers. The Agent may substitute another to act for him.

                                   [Check One]

            [ ] (a) this Security is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

            or

            [ ] (b) this Security is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

            If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.01 and 2.06 of the Indenture shall have been satisfied.

Date: _____________________      Your Signature: ___________________________
                                                 (Sign exactly as your name
                                                 appears on the face of this
                                                 Security)

Signature Guarantee: ________________________________________________________

                               SIGNATURE GUARANTEE

            Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              TO BE COMPLETED BY TRANSFEROR IF (a) ABOVE IS CHECKED

            The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act, and, accordingly, the Transferor hereby further certifies that the beneficial interest or certificated Security is being Transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or certificated Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the Transferred beneficial interest or certificated Security will be subject to the restrictions on transfer enumerated on the Rule 144A Securities and/or the certificated Security and in the Indenture and the Securities Act.

Dated: ________________________           ______________________________________
                                          NOTICE: To be executed by an executive
                                                  officer

                                                                       EXHIBIT C

                   [FORM OF LEGEND FOR REGULATION S SECURITY]

THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR

(F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

BY ITS ACQUISITION OF THIS SECURITY THE HOLDER HEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE AND HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OF PLANS, INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER ARRANGEMENTS THAT ARE SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAWS"), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE "PLAN ASSETS" OF SUCH PLANS, ACCOUNTS OR ARRANGEMENTS, OR (II) THE PURCHASE AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR
SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR
LAWS.

                 [FORM OF ASSIGNMENT FOR REGULATION S SECURITY]

                  I or we assign and transfer this Security to:

_______________________________________________________________________________
             (Insert assignee's social security or tax I.D. number)

_______________________________________________________________________________
             (Print or type name, address and zip code of assignee)

            and irrevocably appoint:

            Agent to transfer this Security on the books of the Issuers. The Agent may substitute another to act for him.

                                   [Check One]

            [ ] (a) this Security is being transferred in compliance with the exemption from registration under the Securities Act provided by Regulation S thereunder.

            or

            [ ] (b) this Security is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

            If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.01 and 2.06 of the Indenture shall have been satisfied.

Date: _______________________        Your Signature: __________________________
                                                     (Sign exactly as your name
                                                      appears on the face of
                                                      this Security)

Signature Guarantee: ______________________________________________

                               SIGNATURE GUARANTEE

            Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              TO BE COMPLETED BY TRANSFEROR IF (a) ABOVE IS CHECKED

            The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(a)(2) or Rule 904(a)(2) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed Transfer is being made prior to the expiration of the restricted period under Regulation S, the Transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser). Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the Transferred beneficial interest or certificated Security will be subject to the restrictions on Transfer enumerated on the Regulation S Securities and/or the certificated Security and in the Indenture and the Securities Act.

Dated: ________________________       ______________________________________
                                      NOTICE: To be executed by an executive
                                              officer

                                                                       EXHIBIT D

                      [FORM OF LEGEND FOR GLOBAL SECURITY]

            Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                                                                       EXHIBIT E

Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
As Representatives of the Initial Purchasers
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

UGS Corp.
5400 Legacy Drive, Suite H3-6C-48
Plano, Texas 75024-3199

            Re: Purchase of US$[  ] principal amount of 10%
                Senior Subordinated Notes due 2012 (the
                "Securities") of UGS Corp. (the "Company")(1)

Ladies and Gentlemen:

            In connection with our purchase of the Securities we confirm that:

            1. We understand that the Securities are not being and will not be registered under the Securities Act of 1933, as amended (the "Act"), and are being sold to us in a transaction that is exempt from the registration requirements of the Act.

            2. We acknowledge that (a) neither the Company, nor the Initial Purchasers (as defined in the Offering Memorandum dated May 19, 2004, relating to the Securities (the "Final Memorandum")) nor any person acting on behalf of the Company or the Initial Purchasers has made any representation to us with respect to the Company or the offer or sale of any Securities; and (b) any information we desire concerning the Company and the Securities or any other matter relevant to our decision to purchase the Securities (including a copy of the Final Memorandum) is or has been made available to us.

            3. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and we are (or any account for which we are purchasing under paragraph 4 below is) an institutional

-------------------
(1) Each U.S. purchaser, or account for which each U.S. purchaser is acting, should purchase at least US$250,000 of Securities.

"accredited investor" (within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Act) (an "IAI") able to bear the economic risk of investment in the Securities.

            4. We are acquiring the Securities for our own account (or for accounts as to which we exercise sole investment discretion and have authority to make, and do make, the statements contained in this letter) and not with a view to any distribution of the Securities, subject, nevertheless, to the understanding that the disposition of our property will at all times be and remain within our control.

            5. We understand that (a) the Securities will be in registered form only and that any certificates delivered to us in respect of the Securities will bear a legend substantially to the following effect:

                  "These Securities have not been registered under the
            Securities Act of 1933. Further offers or sales of these Securities are subject to certain restrictions, as set forth in the Offering Memorandum dated May 19, 2004 relating to these Securities."

            and (b) the Company has agreed to reissue such certificates without the foregoing legend only in the event of a disposition of the Securities in accordance with the provisions of paragraph 6 (provided, in the case of a disposition of the Securities in accordance with paragraph 6(f) below, that the legal opinion referred to in such paragraph so permits), or at our request at such time as we would be permitted to dispose of them in accordance with paragraph 6(a) below.

            6. We agree that in the event that at some future time we wish to dispose of any of the Securities, we will not do so unless such disposition is made in accordance with any applicable securities laws of any state of the United States and:

            (a) the Securities are sold in compliance with Rule 144(k) under the Act; or

            (b) the Securities are sold in compliance with Rule 144A under the Act; or

            (c) the Securities are sold in compliance with Rule 904 of Regulation S under the Act; or

            (d) the Securities are sold pursuant to an effective registration statement under the Act; or

            (e) the Securities are sold to the Company or an affiliate (as defined in Rule 501(b) of Regulation D) of the Company; or

            (f) the Securities are sold to an IAI that is purchasing for its own account or for the account of such an IAI in each case in a minimum principal amount of Securities of $250,000 for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act; or

            The Securities are disposed of in any other transaction that does not require registration under the Act, and we theretofore have furnished to the Company or its designee an opinion of counsel experienced in securities law matters to such effect or such other documentation as the Company or its designee may reasonably request.

                                        Very truly yours,

                                            By: _______________________
                                                (Authorized Officer)
                                                Title:

                                                                       EXHIBIT F

                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S

U.S. Bank National Association
60 Livingston Avenue, EP-MN-WS3C
St. Paul, MN 55107
Attention:  Corporate Trust Administration

            Re: UGS Corp. ("the Issuer") 10% Senior
                Subordinated Notes due 2012 (the "Securities")

Ladies and Gentlemen:

            In connection with our proposed sale of $[________] aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

            (a) the offer of the Securities was not made to a person in the United States;

            (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or
(ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

            (c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a)(2) or Rule 904(a)(2) of Regulation S, as applicable; and

            (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

            In addition, if the sale is made during a restricted period and the provisions of Rule 903(b)(2) or Rule 904(b)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b)(3) or Rule 904(b)(3), as the case may be.

            The Trustee and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                           Very truly yours,

                                           [Name of Transferor]

                                           By: ___________________________
                                                  Authorized Signature

                                                                       EXHIBIT G

            FORM OF INDENTURE SUPPLEMENT TO ADD SECURITIES GUARANTORS

            This Supplemental Indenture, dated as of [_______ __], 20__ (this "Supplemental Indenture" or "Guarantee"), among [name of future Securities Guarantor] (the "Guarantor"), UGS Corp. (together with its successors and assigns, the "Company"), each other then existing Guarantor under the Indenture referred to below (the "Securities Guarantors"), and U.S. Bank National Association, as Trustee under the Indenture referred to below.

                              W I T N E S S E T H:

            WHEREAS, the Company, the Securities Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of May 27, 2004 (as amended, supplemented, waived or otherwise modified, the "Indenture"), providing for the issuance of 10% Senior Subordinated Notes due 2012 of the Company (the "Securities");

            WHEREAS, Section 4.16 of the Indenture provides that the Company is required to cause each Restricted Subsidiary that Guarantees any Indebtedness of the Company or any of its Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis with the other Securities Guarantors, the full and prompt payment of the principal of, premium, if any, and interest on the Securities on a senior subordinated basis; and

            WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder;

            NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor, the Company, the other Securities Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

                                   ARTICLE I

                                  Definitions

            SECTION 1.1 Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term "Holders" in this Guarantee shall refer to the term "Holders" as defined in the Indenture and the Trustee acting on behalf or for the benefit of such Holders. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental

Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

                                   ARTICLE II

                        Agreement to be Bound; Guarantee

            SECTION 2.1 Agreement to be Bound. The Guarantor hereby becomes a party to the Indenture as a Securities Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Securities Guarantor under the Indenture. The Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Securities Guarantor and to perform all of the obligations and agreements of a Securities Guarantor under the Indenture.

            SECTION 2.2 Guarantee. The Guarantor agrees, on a joint and several basis with all the existing Securities Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Securities and the Trustee the Obligations on a senior subordinated basis as provided in Articles Ten and Eleven of the Indenture.

                                  ARTICLE III

                                 Miscellaneous

            SECTION 3.1 Notices. All notices and other communications to the Guarantor shall be given as provided in the Indenture to the Guarantor, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.

            SECTION 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

            SECTION 3.3 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

            SECTION 3.4 Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

            SECTION 3.5 Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every

Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

            SECTION 3.6 Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

            SECTION 3.7 Headings. The headings of the Articles and the sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

                              [SECURITIES GUARANTOR],
                              as a Guarantor

                              By: _____________________________________________
                                  Name:
                                  Title:
                                  [Address]

                              U.S. BANK NATIONAL ASSOCIATION,
                              as Trustee

                              By: _____________________________________________
                                  Name:
                                  Title:

                              UGS CORP.

                              By: _____________________________________________
                                  Name:
                                  Title:

                              By each of the Guarantors party to the Indenture:

                              By: _____________________________________________
                                  Name:
                                  Title: